AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                 , 1998
                                                         SEC FILE NO.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ----------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            TERRACE HOLDINGS, INC.
          (NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                    5812                    65-0594270
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION      IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)


                                                1351 N.W. 22ND STREET
         1351 N.W. 22ND STREET              POMPANO BEACH, FLORIDA 33069
     POMPANO BEACH, FLORIDA 33069          (ADDRESS OF PRINCIPAL PLACE OF
             954-917-7272               BUSINESS OR INTENDED PRINCIPAL PLACE
   (ADDRESS AND TELEPHONE NUMBER OF                 OF BUSINESS)
     PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                  JONATHAN S. LASKO, EXECUTIVE VICE-PRESIDENT
                             1351 N.W. 22ND STREET
                         POMPANO BEACH, FLORIDA 33069
                                 954-917-7272
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
                            GERALD L. FISHMAN, ESQ.
                             ADAM D. FISHMAN, ESQ.
                      FISHMAN, MERRICK, MILLER, GENELLY,
                       SPRINGER, KLIMEK & ANDERSON, P.C.
                            30 NORTH LASALLE STREET
                               CHICAGO, IL 60602
                                 312-726-1224
                               312-726-2649--FAX

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
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
                                                                     PROPOSED
                                                      PROPOSED       MAXIMUM
                                                      MAXIMUM       AGGREGATE     AMOUNT OF
     TITLE OF EACH CLASS OF        AMOUNT TO BE    OFFERING PRICE    OFFERING    REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED(1)    PER SHARE(1)     PRICE(1)        FEE
---------------------------------------------------------------------------------------------
Common Stock.....................    5,496,400(2)      $4.00(3)   $   21,985,600  $6,459.20
---------------------------------------------------------------------------------------------
Preferred Stock..................    1,523,825         $4.88(4)   $    7,436,266  $2,193.70
---------------------------------------------------------------------------------------------
Common Stock issuable upon
 conversion of Preferred Stock...    3,047,650           --                  --         --
---------------------------------------------------------------------------------------------
Preferred Warrants...............    3,047,650
---------------------------------------------------------------------------------------------
Common Stock issuable upon
 conversion of Preferred
 Warrants........................    3,047,650(6)      $1.25(5)   $ 3,809,562.50  $1,123.82
---------------------------------------------------------------------------------------------
TOTAL............................   16,163,175         $ --       $33,231,428.50  $9,776.72
---------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Represents shares of Common Stock issuable upon the exercise of redeemable common stock purchase warrants ("Warrants") sold by the Company in its initial public offering consummated in December, 1995; shares of Common Stock issuable upon the exercise of private warrants held by Selling Shareholders; and shares of Common Stock held by certain other Selling Shareholders.
(3) Represents the exercise price of the Warrants.
(4) In accordance with Rule 457(c), the price represents the average of the closing bid and asked price of the Company's Common Stock as of January
    22, 1998, multiplied by two, since each share of Preferred Stock is convertible into two shares of Common Stock.
(5) Pursuant to Rule 457(c), the price represents the average of the closing bid and asked price of the Warrants as of January 22, 1998.
(6) Represents shares issuable upon the exercise of Warrants issued in a private placement in July, 1997.

                               ----------------

  THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                PRELIMINARY PROSPECTUS DATED              , 1998
                             SUBJECT TO COMPLETION

PROSPECTUS

                             TERRACE HOLDINGS, INC.

  In December, 1995, Terrace Holdings, Inc., a Delaware corporation ( the "Company") sold to the public 1,437,500 redeemable common stock purchase warrants (the "Public Warrants"). In August, 1997, the Company consummated a private placement of 1,523,825 units of its securities, including units issued as commissions, each unit consisting of one share of convertible preferred stock, $.001 par value ("Preferred Stock") and two redeemable common stock purchase warrants (the "Private Placement Warrants"), each to purchase one share of common stock, $.001 par value ("Common Stock"). The Private Placement Warrants are identical in all respects to the Public Warrants. The Public Warrants and the Private Placement Warrants are sometimes hereinafter collectively referred to as the "Warrants". This Prospectus covers the offer and sale of up to (1) 4,485,150 shares of Common Stock reserved for issuance upon exercise of Warrants, and (2) 3,047,650 shares of Common Stock reserved for issuance upon conversion of the Preferred Stock sold as part of the Private Placement. See "Description of Securities--Warrants," "Price Range of Securities," "Business--Recent Financing" and "Plan of Distribution."

  This Prospectus also covers the offer and sale of up to 275,000 shares of Common Stock by certain selling shareholders. Up to 2,090,000 shares of Common Stock reserved for issuance upon exercise of warrants issued to (i) Biltmore Securities, Inc., the underwriter of the Company's initial public offering (1,000,000 shares), (ii) in connection with the Company's acquisition of Deering Ice Cream, Inc. (250,000 shares), and (iii) various of its officers and directors (840,000 shares), are being registered so that if and when such warrants are registered they may be offered and sold to the public. While the Company will receive proceeds from the exercise of such warrants, it will not receive proceeds from the public sales of the Preferred Stock or the Private Placement Warrants or the sales of any Common Stock by the selling shareholders, although the costs incurred in connection with their offer and sale will be borne by the Company. See "Selling Securities Holders."

  The Company will receive payments of the exercise prices of the Warrants to the extent any Warrants are exercised. See "Use of Proceeds from Warrant Exercises." There is no assurance, however, that any Warrants will be exercised. Biltmore Securities, Inc., (the "Soliciting Agent"), will be paid a warrant solicitation fee equal to 4% of the exercise price of Warrants with respect to any Warrants exercised as a result of solicitation of the Warrant holders by the Soliciting Agent, provided that such solicitation is in compliance with applicable rules of the National Association of Securities Dealers, Inc. See "Use of Proceeds from Warrant Exercises," and "The Soliciting Agent."

  During the 60-day period commencing on the date of this Prospectus, to and
including 5:00 p.m., New York time, on                 , 1998, subject to
extension in the sole discretion of the Company ("Temporary Exercise Period"), the Company has temporarily reduced the exercise price of the Warrants from $4.00 to $1.25. After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share for the balance of the Warrant term. See "Description of Securities--Warrants."

  Prior to this offering, there has not been any public market for the Preferred Stock, and there can be no assurance that any such market will develop or be sustained after this offering. The Public Warrants currently trade on the NASDAQ SmallCap Market under the symbol "THISW", as will the Private Placement Warrants commencing on the date hereof. No assurances can be given that the market for the Warrants will be sustained after the offering. See "Risk Factors--No Assurance of Continued Public Trading Market or Continued Qualification for NASDAQ Inclusion".

  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK INCLUDED IN THE UNITS AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 AND "DILUTION".

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE SECURITIES  COMMISSION
    PASSED   UPON  THE  ACCURACY  OR  ADEQUACY  OR  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

          The Date of this Prospectus is                       , 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the offices of the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and the Chicago Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.

  This Prospectus constitutes a part of a Registration Statement on Form SB-2 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's securities (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by reference to the more detailed information and the financial statements and notes thereto appearing elsewhere herein. Unless otherwise specified, all information in this Prospectus assumes no exercise of the Warrants. See "Description of Securities", "Underwriting" and "Management--Employment Agreements". Each prospective investor is urged to carefully read this Prospectus in its entirety, including but not limited to the Risk Factors.

THE COMPANY

  Terrace Holdings, Inc., was incorporated under the laws of the State of Delaware on June 15, 1995, to change the state of incorporation of Bon Adventure Kosher Tours, Inc., a Florida corporation, formerly known as Embassy Kosher Tours of South Florida, Inc. The Company currently has five wholly-owned operating subsidiaries, three in the "hospitality" group and two in the "food services and distribution" group. The hospitality subsidiaries are The Lasko Companies, Inc., which owns and operates on leased property the Company's kosher, casual dining restaurant, Terrace Oceanside Restaurant, in Hallandale, Florida; A&E Management Corp., which manages the food and beverage operations of a non-kosher restaurant and catering operation at The Club at Emerald Hills in Hollywood, Florida; and The Lasko Family Kosher Tours, Inc., which operates Passover holiday vacations at three locations within the United States. The food services and distribution subsidiaries are: A-One-A Produce & Provisions, Inc. which is a Pompano Beach, Florida based produce distributor that sells and distributes fresh fruit and vegetables and "dry" grocery products to hotels, restaurants and other businesses in the southern Florida region; and Terrace Fresh Inc., which was organized to operate as an affiliate of Terrace's A-One-A Produce & Provisions, Inc. subsidiary.

  In December, 1997, the Company consummated the sale of the assets of its wholly-owned subsidiary, Deering Ice Cream, Inc. for $1,000,000, subject to later adjustment, in cash and certain royalty payments over four years. While the Company believes such sale will not have a material adverse effect on its longer term growth or ultimate profitability, there is no assurance that the Company's belief will be borne out. See "Business--Frozen Desserts".

  The Company has also commenced activities which should lead to its disposition of its "hospitality" businesses in 1998. See "Business--Food Services."

  The Company's executive offices are located at 1351 N.W. 22nd Street, Pompano Beach, Florida 33069. Its telephone number is 954-917-7272.

                                  THE OFFERING

Securities to be Issued by the
 Company Upon the Exercise of the
 Warrants and Conversion of the
 Preferred Stock(1)............... 7,532,800 shares of Common Stock
Securities Offered by Selling
 Shareholders..................... 275,000 shares of Common Stock
                                   1,523,825 shares of Preferred Stock
                                   3,047,650 Warrants
Securities Outstanding Prior to
 this Prospectus
  Common Stock(2)................. 5,081,400 Shares
  Warrants(3)..................... 6,575,150 Warrants
  Preferred Stock................. 1,523,825 Shares
NASDAQ SmallCap Marketsm Symbols.. Common Stock--THIS
                                   Warrants--THISW
Use of Net Proceeds of Sale of     For working capital and potential
 Warrants......................... acquisition
Risk Factors...................... The securities offered hereby are highly speculative and involve a high degree of
                                   risk and should be purchased only by
                                   investors that can afford the loss of their
                                   entire investment. See "Risk Factors". In
                                   addition, there is immediate substantial
                                   dilution. See "Dilution".

--------
(1) Represents 1,437,500 and 3,047,650 shares of Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants, respectively, and 3,047,650 shares of Common Stock issuable upon conversion of the Preferred Stock.
(2) Assumes that none of the Preferred Stock is converted into shares of Common Stock. Includes (i) 1,768,900 shares of Common Stock issued to third parties subsequent to the Public Offering; (ii) 2,537,500 shares of Common Stock issued in the Public offering; and (iii) 775,000 shares of Common Stock issued to members of the Lasko Family.
(3) Includes 3,047,650 Preferred Warrants and (i) 750,000 shares of Common Stock issuable upon exercise of warrants issued to two executive officers of the Company; (ii) 1,437,500 shares of Common Stock reserved for issuance upon exercise of the Public Warrants; (iii) 250,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the acquisition of DownEast Frozen Desserts, LLC; (iv) 90,000 shares of Common Stock issuable upon exercise of warrants issued to two directors of the Company; and (v) 1,000,000 shares of Common Stock issuable upon the exercise of warrants issued to the underwriter of the Company's initial public offering. Does not include the possible issuance of (i) 141,500 shares of Common Stock issuable upon exercise of an option (the "Underwriter's Option") to purchase securities of the Company sold to the Soliciting Agent in connection with the Company's initial public offering in December, 1995 ("Initial Public Offering"); (ii) 125,000 shares of Common Stock issuable upon exercise of the Warrants included in the Underwriter's Option; (iii) 200,000 shares of Common Stock issuable upon exercise of warrants ("Class B Warrants") which were issued immediately following the effective date of the Company's Initial Public Offering (the terms and conditions of the Class B Warrants are identical to the Warrants except that the exercise price of the Class B Warrants is $10.00).

                         SUMMARY FINANCIAL INFORMATION

  The following table sets forth certain summary financial data prepared in accordance with generally accepted accounting principles as of and for the dates indicated and should be read in conjunction with the financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this Prospectus. The following data, insofar as it relates to the year ended December 31, 1996, and 1995 have been derived from audited financial statements and notes thereto appearing elsewhere herein.

  The data for the nine months ended September 30, 1996 and 1997, have been derived from unaudited pro forma financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting of normal, recurring adjustments, necessary for a fair statement of the results for the unaudited periods. The pro forma information represents unaudited information as if the events described in the footnotes below had occurred as at the date presented. The results of operations for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the entire year.

                               YEAR ENDED           NINE MONTHS ENDED      PRO FORMA CONSOLIDATED
                              DECEMBER 31,            SEPTEMBER 30,         FOR THE PERIOD ENDED
                         -----------------------  -----------------------  ------------------------
                            1996         1995        1997         1996      12/31/96      9/30/97
                         -----------  ----------  -----------  ----------  -----------  -----------
                                                        (UNAUDITED)              (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................ $       --   $      --   $ 3,574,304  $      --   $14,497,109  $11,754,992
Gross Profit............         --          --       903,214         --     4,190,559    3,312,610
Operating Expenses......     478,265      41,500    1,231,151     379,802    4,727,426    3,404,919
Loss from Continuing
 Operations.............    (478,265)    (41,500)    (356,493)   (379,802)    (541,957)    (138,297)
Loss from Discontinued
 Operations.............    (677,762)   (549,654)  (3,159,124)   (584,688)         --           --
Net Income (Loss).......  (1,156,027)   (591,154)  (3,515,617)   (964,490)    (697,274)    (215,956)
Net Income (Loss) per
 Share..................        (.35)       (.33)        (.79)       (.29)        (.18)        (.04)
Weighted Average of
 Common Shares
 Outstanding............   3,312,500   1,791,643    4,498,066   3,312,500    3,812,500    4,998,066

                                                        NINE MONTHS
                                           YEAR ENDED      ENDED
                                          DECEMBER 31, SEPTEMBER 30,     AS
                                              1996         1997       ADJUSTED*
                                          ------------ ------------- -----------
BALANCE SHEET DATA:
Working Capital..........................  $1,409,568   $  183,920   $ 4,941,520
Total Assets.............................   2,790,466    7,362,724    12,120,324
Long-Term Debt...........................         --       116,352       116,352
Total Liabilities........................     382,600    2,848,244     2,848,244
Shareholders' Equity.....................   2,407,866    4,514,480     9,272,080

--------
* As adjusted to give effect to the sale by the Company of 4,485,150 shares of Common Stock upon exercise of the warrants at the temporary exercise price of $1.25 per share.

UNLESS THE CONTEXT INDICATES OTHERWISE, ANY REFERENCE IN THIS PROSPECTUS TO THE "COMPANY" MEANS AND REFERS TO THE COMPANY AND ITS WHOLLY-OWNED SUBSIDIARIES.

                                 RISK FACTORS

  THE PURCHASE OF THE SECURITIES BEING OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. THE PURCHASE OF THESE SECURITIES SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD TO SUSTAIN A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY. PROSPECTIVE INVESTORS, PRIOR TO ANY PURCHASE, SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING FACTORS WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE OPERATIONS AND PROSPECTS OF THE COMPANY OR AN INVESTMENT THEREIN, BEFORE MAKING A DECISION TO PURCHASE THE SECURITIES BEING OFFERED HEREBY. THE FOLLOWING IS NOT INTENDED AS, AND SHOULD NOT BE CONSIDERED, AN EXHAUSTIVE LIST.

  1. No Assurance of Profitability. To date, on a fiscal year basis, the Company has generated net losses. There is no assurance that the future operations of the Company will result in revenues or will be profitable. Should the operations of the Company be profitable, it is anticipated that the Company would retain all of its earnings in order to finance future growth and expansion. See "Dividend Policy" and "Business".

  2. No Dividends on Common Stock. The Company does not anticipate payment of any cash dividends on its Common Stock for the foreseeable future; it being anticipated that any earnings would be retained by the Company to finance its operations and future growth and expansion. See "Dividend Policy".

  3. Proposed Expansion. Although the Company intends to continue to pursue a strategy of growth by acquisition, to date, it has made three acquisitions: the purchase, in January, 1996, of three additional Passover vacation venues (one of which was not operated after 1996), the acquisition, in February, 1997, of Deering Ice Cream, Inc. ("Deering"), the assets of which were sold in December, 1997, and the acquisition, in July, 1997, of A-One-A Wholesale Produce, Inc. There can be no assurance that the Company will make any additional acquisitions in the near future, or if made, that any such acquisitions will add profitability to the Company. Contrary to its initial strategy in December, 1995, the Company has determined that proposed expansion by establishing additional kosher dining facilities geographically dispersed would entail substantial costs both economically and in personnel. Accordingly, the Company has determined to seek growth not by establishing additional kosher dining facilities but by acquisition of existing food and food related operations. There is no assurance any such acquisitions will be available to the Company or that its acquiring such operations will add to the Company's profitability. Furthermore, competition in the Company's current principal businesses could significantly increase. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

  4. Dependence on Proceeds of Warrant Exercises to Implement Proposed Expansion; Possible Need for Additional Financing; Possible Loss of Entire Investment. The Company is dependent on and intends to use a significant portion of the proceeds received upon exercise of the Warrants to implement its proposed expansion plans. The Company anticipates the proceeds of the exercise of Warrants, together with projected cash flow from operations, will be sufficient to fund the Company's operations, including its proposed expansion, during the twelve months following the date of this Prospectus, although there cannot be any assurance of this. In the event that the Company's plans change, there are any delays in implementing the proposed expansion, its projections prove to be inaccurate or the proceeds from the exercise of the Warrants prove to be insufficient, the Company may be required to seek additional financing or curtail its current and expansion activities. In such case, the Company will generally be required to seek additional debt or equity financing to fund the costs of continuing operations or to expand its operations. The Company has no current commitments or arrangements for additional financing and there can be no assurance that additional financing, if needed, will be available, or if available, that it can be obtained on terms satisfactory to the Company. Prospective investors should be aware that if the Company is not successful in its operations, future acquisitions or facilities that it establishes, their entire investment in the Company could become worthless. Even if the Company is successful in its expansion plans, no assurances can be given that such expansion will be successful or that investors will derive a profit from their investment. See "Use of Proceeds" and "Business".

  5. Competition. The restaurant and holiday vacation industries are highly competitive, as is the produce and grocery distribution industry, and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local chains and manufacturers. Unless and until it disposes of these business, the Company can also be expected to face competition from other restaurants and food service establishments and tour companies. In addition, there can be no assurance that consumers will regard the Company's products and services as significantly distinguishable from competitive products and services, or that substantially equivalent products will not be introduced by the Company's competitors or that the Company will be able to compete successfully. Furthermore, certain of the Company's principal businesses, unless and until disposed of, (kosher dining facilities and holiday vacation venues offering kosher foods) are limited to specialty food products in a niche market which is specifically aimed at consumers of kosher foods. Such a market is significantly more limited than a market catering to consumers of non-kosher foods. See "Business--Competition".

  6. Sale of Hospitality Subsidiaries. In February, 1997, the Company entered into an Option Agreement with Samuel H. Lasko, the President, Treasurer and a director of the Company, and Jonathan S. Lasko, the Executive Vice-President, Secretary, Chief Operating Officer and a director of the Company, which gives the Laskos, individually or collectively, the option to purchase all of the stock or the assets, at their respective fair price, of The Lasko Companies, Inc., A & E Management, Inc., and The Lasko Family Kosher Tours, Inc., each of which is a wholly-owned subsidiary of the Company. The fair price will be determined by an independent evaluation and is subject to the approval of a committee of disinterested directors, the stockholders of the Company and the purchaser. This option is exercisable for four years commencing on April 1, 1998, or earlier if an event specified in the Option Agreement occurs prior to that date. Samuel H. Lasko has indicated to the Company that he intends to exercise this option on the first date that it is exercisable in accordance with the Option Agreement. No assurances can be given that if Mr. Lasko exercises the option that the sale will be consummated. Management of the Company believes, although such a sale may have a material short term adverse effect on the Company, there will not be material long term effects from such sale.

  7. Changes and Other Factors Affecting Restaurant and Holiday Vacation Industries. The restaurant, holiday vacation and produce and grocery distribution industries are often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing facilities. In addition, the labor intensiveness of these businesses, as well as factors such as inflation, increased food, labor and employee benefit costs and availability of experienced management and hourly employees may also adversely affect the restaurant and holiday vacation industries in general and the Company's operations in particular. See "Business--Competition".

  8. Current Seasonal Nature of Certain Operations. The Company's current restaurant operations are located in south Florida and are seasonal in nature since such operations rely, to a significant degree, on tourism in the winter months to sustain them. Thus, unless the Company is successful in disposing of its food services businesses, the third calendar quarter (July-September) of each year is likely to generate losses. Furthermore, the Company's current holiday vacation business is limited to Passover which, in date of occurrence, approximates Easter. While the Passover vacation operations generate revenue and income and require year-round management activity, the concentration of revenues, expenses and management effort into a short period of time may have a material adverse effect upon the Company's ability to expand the number of its vacation venues unless additional qualified management personnel are engaged in this area of its operations. There can be no assurance that the Company will be able to successfully dispose of these operations or, if not, overcome these seasonal drawbacks, which may have a materially adverse effect on the Company generally. See "Business".

  As indicated, the Company has recently disposed of its frozen dessert business and has determined to dispose of its food service and vacation businesses and to concentrate on its food distribution and produce processing operations. In December, 1997, the Company consummated the sale of the assets and certain liabilities of its wholly-owned subsidiary, Deering Ice Cream, Inc. to a subsidiary of Fieldbrook Farms, Inc., Dunkirk, New York, for $1,000,000, subject to adjustment, cash plus certain royalties over four years. There is no assurance that the sale of Deering or completing such other dispositions, will cause the Company to become profitable as a result of the foregoing. See "Business".

  9. Government Regulation. Food and food related businesses are subject to various federal, state and local laws and regulations, including those related to the manufacture and sale of food and alcoholic beverages. The failure to obtain and retain food and liquor licenses or any other governmental approvals would have a material adverse effect on the Company. In addition, food processing and restaurant operating costs are affected by increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which the Company has no control. The Company may be subject to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Additionally, laws in certain states may limit or delay the Company in obtaining liquor licenses. See "Business--Government Regulation".

  10. Loss of PACA Licenses. The Company's A-One-A Produce & Provisions, Inc. subsidiary and its affiliate, Terrace Fresh, Inc., are subject to The Perishable Agricultural Commodities Act ("PACA") which regulates "commission merchants," "brokers" and "dealers" engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce. A-One-A Produce and Terrace Fresh currently maintain PACA licenses to distribute fresh produce, fruits and vegetables. The ability of the Company to continue successful distribution and sales of its fresh produce, fruits and vegetables is dependent upon its continued compliance with PACA. Loss of its PACA license would have a materially adverse effect on the Company. See "Business".

  11. Loss of Kosher Certification. In addition to federal, state and local laws and regulations, Jewish laws must be observed with respect to the Company's "kosher" operations. The designation of the Company's restaurant and Passover holiday vacations as "kosher" means that all the foods are prepared in accordance with Jewish dietary laws. The Company's restaurant located in Broward County, Florida is under the supervision of the Orthodox Rabbinic Board of Broward and Palm Beach Counties ("ORB"). Restaurants or other food operations of the Company located elsewhere will be under the supervision of other local Rabbinic certifications generally accepted by the Orthodox Jewish community. The certifying Rabbinic body must approve the ingredients, foods, preparation and facility before it will certify a restaurant as "kosher." Therefore, the ability of the Company to continue successfully to maintain kosher status for these businesses is dependent upon its continued compliance with the requirements of Rabbinic certification. Loss of kosher certification would have a materially adverse effect upon the Company. See "Business".

  12. Potential Liability and Possible Insufficiency of Insurance. The Company's operations involve the use of public accommodations and the offering of consumer products and services to the public. The Company therefore may be exposed to a significant risk of liability for property damage and personal injury. The Company maintains general liability insurance (in the aggregate or per claim) for its various businesses. The Company endeavors to contractually limit its potential liability to the amount and terms of its insurance policies. However, the Company is not always able to obtain such limitations on liability, and such provisions, when obtained, may not adequately shelter the Company from liability. Consequently, a partially or completely uninsured claim, if successful and of sufficient magnitude, may have a material adverse effect on the Company and its financial condition. See "Business".

  13. Risk Borne by Public Shareholders Disproportionate to Risk Borne by Present Shareholders. The initial shareholders of the Company and the holders of the Private Placement Warrants paid nominal or no consideration per share for their shares of Common Stock. Investors in this offering will have paid substantially more, and, accordingly, bear a disproportionate amount of risk because of the disparity in purchase price. See "Dilution".

  14. Immediate and Substantial Dilution. An investor exercising the Warrants, at the temporary exercise reduced price, may experience immediate and substantial dilution of $.67, or approximately 54%, per share because the exercise price of the Warrants exceeds the pro forma net tangible book value per share of the Company after giving effect to the exercises, purchases and divestitures. See "Dilution".

  15. Broad Discretion in Application of Proceeds. Management of the Company has broad discretion to adjust the application and allocation of any net proceeds of funds received upon exercise of the Warrants, which proceeds will be added to the Company's working capital, in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of such net proceeds. See "Use of Proceeds".

  16. No Assurance of Continued Public Trading Market or Continued Qualification for NASDAQ Inclusion. The Company's Common Stock and Warrants are listed on the NASDAQ SmallCapsm Market ("NASDAQ"). The Company anticipates that, upon completion of this offering, the Preferred Stock will also be listed on NASDAQ. If, for any reason, the Preferred Stock is not eligible for listing or any of the Company's securities are not eligible for continued listing or if a public trading market does not develop for the Preferred Stock or continue for the Company's securities, purchasers of the Company's securities may have difficulty selling their securities should they desire to do so. If the Company is unable to satisfy the requirements for continued quotation on NASDAQ, trading, if any, in the securities offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose or to obtain accurate quotations as to the price of the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities. See "Description of Securities".

  17. Rule 144 Sales; Future Sales of Common Stock. 2,268,900 of the Company's presently outstanding 5,081,400 shares of Common Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to a registered offering or in accordance with applicable exemptions from the registration requirements of the Securities Act. Rule 144 provides for the sale of limited quantities of restricted securities without registration under the Securities Act. In general, under Rule 144, a person (or person whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144(k) also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a two-year holding period. The Company is unable to predict the effects that future sales under Rule 144 may have on the then prevailing market price of the Company's securities. Possible or actual sales of the Company's outstanding Common Stock by certain of the present shareholders under Rule 144 may, in the future, have a depressive effect on the price of the Company's securities.

  Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market and, therefore, the ability of any investor to sell his securities may be dependent directly upon the number of securities that are offered and sold. Affiliates of the Company may sell their securities during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities".

  18. Future Issuances of Stock by the Company Without Shareholder Approval. Assuming the exercise of all of the Company's outstanding Warrants, the Company will have outstanding 16,620,700 shares of Common Stock out of a total of 25,000,000 shares of Common Stock authorized. The Company also has 10,000,000 shares of Preferred Stock authorized, the rights, preferences, conversions, terms and conditions of which may be set, from time to time, by the Board of Directors. There are currently 1,523,650 shares of Preferred Stock outstanding. The remaining shares of Common Stock not issued or reserved for specific purposes and the remaining shares of Preferred Stock may be issued without any action or approval of the Company's shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could significantly dilute the public ownership of the Company, which could adversely affect the market. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. Notwithstanding the foregoing, the current officers, directors, shareholders and Private Placement Warrant holders have agreed not to sell, transfer, assign or issue any securities of the Company prior to July, 1998 without the consent of the Soliciting Agent. See "Dilution", "Description of Securities" and "Plan of Distribution."

  19. Exercise of Warrants May Have Dilutive Effect on Market. The Warrants provide, during their term, an opportunity for the holder to profit from a rise in the market price, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants most likely would exercise them and purchase the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such securities, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely. See "Description of Securities".

  20. Current Prospectus and State Blue Sky Registration Required to Exercise Warrants. The Company is able to issue shares of its Common Stock upon the exercise of Warrants only if there is a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Commission and such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) any time after nine months subsequent to the effective date of the prospectus when any financial information contained in the prospectus is over sixteen months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Company anticipates that the Registration Statement, of which this Prospectus is a part, will remain effective for not more than nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the securities in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the securities to be transferred to purchasers in states other than those in which they were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain, qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill the foregoing requirements. See "Description of Securities".

  21. Warrants Subject to Redemption; Temporary Exercise Price. The Warrants are immediately exercisable. Each such Warrant entitles the holder to purchase one share of Common Stock at $4.00 per share until December 5, 2000. The Warrants are redeemable by the Company for $.05 per Warrant, at any time, upon thirty days' prior written notice, if the last reported sale price or the average closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is quoted, the NASDAQ or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $9.00 per share, for any twenty consecutive trading days ending within ten days of the notice of redemption. Upon thirty days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price or extend the term of the Warrants, subject to the Company complying with Commission Rule 13e-4. Notice of the redemption of the Warrants could force the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants at the current market price when they might otherwise wish to hold them or to accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants".

  During the sixty day period commencing on the date of this Prospectus to and
including 5:00 p.m. New York time on             , 1998, subject to extension
in the sole discretion of the Company ("Temporary Exercise Period"), the Company has temporarily reduced the exercise price of the Warrants from $4.00 to $1.25. After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share for the balance of the Warrant term. See "Description of Securities--Warrants".

  22. Soliciting Agent's Influence on the Market. A significant amount of securities of the Company are held by customers of the Soliciting Agent. Such customers may engage in transactions for the sale or purchase of such securities through or with the Soliciting Agent. Although it has no obligation to do so, the Soliciting Agent may make a market in the Company's securities and may otherwise effect transactions in such securities. If it participates in the market, the Soliciting Agent may exert a dominating influence on the market for the securities of the Company. Such market activity may be discontinued at any time. The price and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Soliciting Agent's participation in such market.

  23. Relationship of Soliciting Agent to Trading. The Soliciting Agent may act in a brokerage capacity with respect to the purchase or sale of the Company's securities in the over-the-counter market. Unless exempt under Regulation M promulgated by the Securities and Exchange Commission, the Soliciting Agent, while engaged in any distribution of the Company's securities, will be prohibited from engaging in any market making activity or soliciting brokerage activities with regard to the Company's securities during a period beginning five business days prior to the commencement of any such activity and ending when its participation in such distribution ends. As a result, the Soliciting Agent may be unable to continue to make a market for the Company's securities during certain periods when the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of these securities.

  24. "Penny Stock" Regulations. Securities laws require certain disclosures in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ. Unless an exception is available, Commission regulations require the broker/dealer to deliver, prior to effecting any transaction involving a penny stock, certain information and disclosures regarding the penny stock market and the risks associated therewith.

  In addition, applicable Commission regulations provide that unless the transaction involving a penny stock is exempt under the regulations, a broker/dealer cannot effect a transaction in the penny stock unless certain sales practice requirements are met, which include the determination by the broker/dealer that transactions in penny stocks are suitable investments for the prospective purchaser and receipt by the broker/dealer from such person of a written agreement to the transaction.

  As of the date of this Prospectus, by reason of inclusion on NASDAQ, the Company's securities are exempt from the definition of penny stock. If any of the Company's securities were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities in this offering to sell their securities in the secondary market.

  25. Limitation on Director Liability. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty except for liability for (i) any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involved intentional misconduct or knowing violation of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. As a result of the Company's charter provision and Delaware law, shareholders may have more limited rights to recover against directors for breach of fiduciary duty. See "Management--Limitation of Liability and Indemnification of Directors".

  FOR ALL OF THE AFORESAID REASONS, AND OTHERS SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR ENTIRE INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN OF THEIR INVESTMENT.

                           PRICE RANGE OF SECURITIES

MARKET INFORMATION

  Since the Company's initial public offering in early December, 1995, the Company's Common Stock and Warrants have been traded in the NASDAQ SmallCap Market.
  Set forth below is the range of high and low sales prices of the Common Stock and Warrants for each month since the Company's initial public offering as reported by NASDAQ for those periods. The prices represent quotations between dealers. The quotations do not include retail markups, markdowns, or commissions and may not represent actual transactions.

                                                             BID         ASK
   TYPE OF                                               ----------- -----------
   SECURITY   QUARTER ENDED                              HIGH   LOW  HIGH   LOW
   --------   -------------                              ----- ----- ----- -----
 Common Stock December 29, 1995(1).....................  6 1/8 2 1/4 7 1/8 4 1/4
                                                           HIGH(2)     LOW(2)
                                                           -------     ------
              March 31, 1996...........................  6 3/4       4 1/4
              June 30, 1996............................  4 5/8       3
              September 30, 1996.......................  4 1/2       2 3/4
              December 31, 1996........................  1 1/16        7/8
              March 31, 1997...........................  1 1/2       1 5/16
              June 30, 1997............................  1 7/8       1 7/8
              September 30, 1997.......................  2 1/8       2
              December 31, 1997........................  1 1/4       1 1/8
              January 9, 1998..........................  1 1/2       1 5/16
              QUARTER ENDED                              HIGH   LOW  HIGH   LOW
              -------------                              ----- ----- ----- -----
 Warrants     December 29, 1995(1).....................  1 1/2  3/4    2   1 1/2
                                                           HIGH(2)     LOW(2)
                                                           -------     ------
              March 31, 1996...........................  2 1/2       1 1/4
              June 30, 1996............................  1 3/4       1
              September 30, 1996.......................  1 5/8         1/2
              December 31, 1996........................    5/16        5/16
              March 31, 1997...........................    5/8         5/8
              June 30, 1997............................    3/4         3/4
              September 30, 1997.......................  2 1/8       1 7/8
              December 31, 1997........................  1 3/16      1
              January 9, 1998..........................  1 3/16      1 3/16

--------
(1) Includes only the period December 6, 1996 through December 29, 1996.
(2) In February, 1996, NASDAQ changed its reporting system to no longer including Bid and Ask amounts; therefore, the prices shown for these dates only reflect the High and Low actual sales price.

HOLDERS

  As of January 7, 1997, there were 40 and 39 holders of record of the Company's Common Stock and Public Warrants, respectively. The Company believes that it has a greater number of shareholders and Public Warrant holders because the Company believes that a substantial amount of its Common Stock and Public Warrants are held of record in street name by broker-dealers for their customers.

DIVIDENDS

  The Company has not paid any dividends on its Common Stock and does not expect to pay a cash dividend in the foreseeable future, but intends to devote all funds to the operation of its business.

                                   DILUTION

  As of September 30, 1997, the pro forma unaudited net tangible book value of the Company was $684,306, or approximately $.14 per share of Common Stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. By giving effect to the exercise, at an assumed exercise price of $1.25 per share, of the 4,485,150 shares of Common Stock issuable upon exercise of the Warrants (resulting in net proceeds to the Company estimated to be $4,757,600), the adjusted pro forma net tangible book value at September 30, 1997 would have been $5,441,906, or approximately $.58 per share. Thus, as of September 30, 1997, the adjusted pro forma net tangible book value per share of Common Stock owned by the Company's current shareholders would have increased by approximately $.44 without any additional investment on their part and the purchasers of the Common Stock upon exercise of the Warrants will incur an immediate dilution of approximately $.67 per share from the current market price.(1) "Dilution" means the difference between the exercise price of the Warrants and the adjusted pro forma net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if (i) any additional securities are issued as compensation or to raise additional financing, or (ii) any of the securities set forth in footnote (1) below are issued. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current shareholders as a result of this offering.

      Exercise price of the Warrants................................       $1.25
        Pro forma net tangible book value per share before offering.  $.14
        Increase in pro forma net tangible book value per share
         attributable to Common Stock issued on exercise of
         Warrants...................................................  $.44
      Adjusted pro forma net tangible book value per share after
       offering.....................................................         .58
                                                                           -----
      Dilution of net tangible book value per share to purchasers
       exercising their Warrants(3).................................       $ .67
                                                                           =====

--------
(1) Does not reflect (i) 141,500 shares of Common Stock issuable upon exercise of the Soliciting Agent's Purchase Option; (ii) 125,000 shares of Common Stock issuable upon exercise of the Warrants included in the Soliciting Agent's Purchase Option; (iii) 200,000 shares of Common Stock issuable upon exercise of the Class B Warrants; or (iv) the issuance of any Options under the 1997 Stock Option Plan. See "Description of Securities", "Certain Transactions" and "Management".
(2) Before deduction of soliciting commissions and offering expenses.
(3) Assuming no exercise of the Soliciting Agent's Purchase Option, the Warrants, the Class B Warrants or the issuance of any Options under the 1997 Stock Option Plan. See "Underwriting" and "Description of Securities".

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company at September 30, 1997, and as adjusted to give effect to the sale by the Company of 4,485,150 shares of Common Stock upon exercise of the Warrants at the temporary exercise price of $1.25 per share. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

                                                        SEPTEMBER 30, 1997
                                                      ------------------------
                                                        ACTUAL     AS ADJUSTED
                                                      -----------  -----------
Long-Term Debt....................................... $   116,352  $   116,352
                                                      -----------  -----------
Shareholders' Equity:
  Convertible Preferred Stock........................   2,800,000    2,800,000
  Common Stock, 25,000,000 shares authorized, $.001
   par value, 4,881,400 shares issued; 9,366,550, as
   adjusted..........................................       4,881        9,367
  Additional Paid-in Capital.........................   6,766,611   11,519,725
  Retained Earnings (Deficit)........................  (5,057,012)  (5,057,012)
                                                      -----------  -----------
  Total Shareholders' Equity.........................   4,514,480    9,272,080
                                                      -----------  -----------
  Total Capitalization............................... $ 4,630,832  $ 9,388,432
                                                      ===========  ===========

                                DIVIDEND POLICY

  Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company has not paid and does not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as and if declared by the Board of Directors of the Company, based upon the Board's assessment of the financial condition of the Company, its earnings, need for funds, capital requirements, and other factors, including any applicable laws. The Company intends to retain earnings, if any, to finance its operations as well as the development and expansion of its business. In addition, any financing which the Company may obtain in the future may contain provisions restricting the Company's ability to pay dividends. Accordingly, there can be no assurance that dividends of any kind or amount will ever be paid in the future. Investors needing immediate or future income by way of dividends should not purchase the securities of the Company. The Company currently may be restricted from the payment of dividends under its financing agreements with Foothill Capital Corporation and there is no assurance that the Company can or will attempt to renegotiate such restrictions in the foreseeable future.

                            SELECTED FINANCIAL DATA

  The financial data set forth below is derived from, should be read in conjunction with and is qualified in its entirety by the more detailed financial statements and notes thereto, and should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere in this Prospectus.

                               YEAR ENDED           NINE MONTHS ENDED      PRO FORMA CONSOLIDATED
                              DECEMBER 31,            SEPTEMBER 30,         FOR THE PERIOD ENDED
                         -----------------------  -----------------------  ------------------------
                            1996         1995        1997         1996      12/31/96      9/30/97
                         -----------  ----------  -----------  ----------  -----------  -----------
                                                        (UNAUDITED)              (UNAUDITED)
STATEMENT OF OPERATIONS
 DATA:
Revenues................ $       --   $      --   $ 3,574,304  $      --   $14,497,109  $11,754,992
Gross Profit............         --          --       903,214         --     4,190,559    3,312,610
Operating Expenses......     478,265      41,500    1,231,151     379,802    4,727,426    3,404,919
Loss from Continuing
 Operations.............    (478,265)    (41,500)    (356,493)   (379,802)    (541,957)    (138,297)
Loss from Discontinued
 Operations.............    (677,762)   (549,654)  (3,159,124)   (584,688)         --           --
Net Income (Loss).......  (1,156,027)   (591,154)  (3,515,617)   (964,490)    (697,274)    (215,956)
Net Income (Loss) per
 Share..................        (.35)       (.33)        (.79)       (.29)        (.18)        (.04)
Weighted Average of
 Common Shares
 Outstanding............   3,312,500   1,791,643    4,498,066   3,312,500    3,812,500    4,998,066

                                                        NINE MONTHS
                                           YEAR ENDED      ENDED
                                          DECEMBER 31, SEPTEMBER 30,     AS
                                              1996         1997       ADJUSTED*
                                          ------------ ------------- -----------
BALANCE SHEET DATA:
Working Capital..........................  $1,409,568   $  183,920   $ 4,941,520
Total Assets.............................   2,790,466    7,362,724    12,120,324
Long-Term Debt...........................         --       116,352       116,352
Total Liabilities........................     382,600    2,848,244     2,848,244
Shareholders' Equity.....................   2,407,866    4,514,480     9,272,080

--------
* As adjusted to give effect to the sale by the Company of 4,485,150 shares of Common Stock upon exercise of the warrants at the temporary exercise price of $1.25 per share.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion and analysis should be read in conjunction with the historical financial statements and footnotes thereto and with the Pro Forma Combined Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

  The following discussion does not take into account the determination of the Board of Directors to discontinue the Company's "Hospitality" segment of businesses in as much as the actual dispositions thereof has not been completed. See "Risk Factors--Sale of Hospitality Subsidiaries," "Certain Relationships and Related Transactions," and below immediately prior to "Food Services and Distribution." Similarly, the following discussion describes the Company's Frozen Dessert Segment, the sale of which was consummated in December, 1997. See "Business--Sale of Frozen Desserts Business," and below under "Food Services and Distribution--Frozen Desserts Segment."

                             RESULTS OF OPERATIONS

TERRACE HOLDINGS, INC. (CONSOLIDATED)

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  The Company's consolidated net loss for the year ended December 31, 1996 was approximately $1,156,000 compared with its combined net loss of approximately $591,000 for the year ended December 31, 1995. This substantial increase is due to the following factors. In 1996, the Company purchased additional Passover holiday contracts the required amortization of which resulted in a net loss of $185,528. Selling, general and administrative expenses increased by 221% from $581,200 in 1995 to $1,612,179 in 1996 primarily due to increases in professional fees, payroll and related expenses, and costs associated with the purchases of the new holiday venues. In addition, the Company's aggressive attempts at possible acquisition candidates has also increased the associated fees and other costs even though benefits were not realized in 1996.

 NINE MONTHS ENDED SEPTEMBER 30, 1997 TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  The Company's consolidated net loss for the nine months ended September 30, 1997 was approximately $3,516,000 compared to a net loss of approximately $964,000 for the nine months ended September 30, 1996. The increase in losses for the period in 1997 are attributable to the disposal of certain business segments. The Company finalized the purchase of A One A Produce in the third quarter and has since finalized the acquisition of Bay Purveyors, a food distributor in Miami, Florida. The company believes that with the addition and consolidation of these new subsidiaries, the company will increase growth and profitability in the fourth quarter of 1997 and into 1998.

HOSPITALITY

 Passover Holiday Vacations Segment

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Through Passover 1995, the Company operated one Passover vacation venue at the Registry Resort & Spa, f/k/a the Bonaventure Resort & Spa in Fort Lauderdale, Florida. In January, 1996, the Company purchased additional Passover holiday contracts for three other venues. Revenues for the year ended December 31, 1996 were $3,751,700 or 103% higher than the $1,844,000 recorded in the comparable period of 1995. The substantial increase in revenue resulted from the addition of three Passover holiday contracts. Cost of sales increased by 138% from $1,315,500 in 1995 to $3,134,500 in 1996. This increase is due to the three additional venues. The gross profit percentage decreased to 16% from 28% at December 31, 1995 mainly because increased costs and required amortization (as noted below) associated with the new venues. Management currently believes that it can realize maximum profitability potential from these venues through the remaining contract lives, although no assurance to that effect can be given.

  Selling, general and administrative expenses increased by 357% from $139,060 in 1995 to $636,100 in 1996. The increase is due primarily to the costs related to the purchase of the additional holiday venues. These costs include a charge to amortization expense of $260,000, as well as other costs associated with the new venues, such as travel expense associated with new locations. Operating expenses also increased due to professional fees associated with the Company's expansion into the pubic marketplace. As a result of the above, the net loss for the year ended December 31, 1996, was $18,800 as compared to net income of $292,300 for the corresponding period of 1995.

 NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  In 1997, the Company operated its Passover holiday vacation segments at three resort locations, The Registry Resort & Spa in Fort Lauderdale, Florida, the Fontainebleau Hilton in Miami Beach, Florida and the Ryetown Hilton, in Ryebrook, New York. Revenues for the nine months ended September 30, 1997 were approximately $3,495,000 or 7% less than the approximately $3,750,000 recorded in the comparable period in 1996. The decrease was a result of the Company's decision not to renew its Passover operation at the Tamiment Hotel in Pennsylvania. Management felt that, in the future, the Tamiment would not be as profitable as expected and, on this basis, chose to no longer operate a Passover vacation at this particular venue. Since this portion of the Company's business is extremely seasonal and all of the revenues are realized in the second quarter there were no operating results to speak of in the third quarter.

 Restaurants and Catering Segment

 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  The Company's operations at The Club at Emerald Hills in Hollywood, Florida are derived from operation of the Reflections Restaurant and catering private functions. During 1996, the golf club where the restaurant and catering facility are located changed its membership policies resulting in a slightly higher number of golfers and, thus, people using the Company's food and beverage operations there. This translated into slightly higher revenues in the restaurant of approximately $909,200 for the year ended December 31, 1996 compared to approximately $856,800 for the year ended December 31, 1995.

  Net loss for the year ended December 31, 1996 was approximately $59,150 as compared to net loss of approximately $137,886 for the year ended December 31, 1995. This decrease in loss was primarily due to an overall decrease in cost of sales.

  With respect to the operation of Terrace Oceanside Restaurant in Hallandale, Florida, net loss for the year ended December 31, 1996 was $130,000 as compared to a net loss of $137,738 for the year ended December 31, 1995. The Company currently believes that the costs it has incurred associated with its initial start up have substantially ended.

 NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Although revenues for the nine months ended September 30, 1997 were slightly higher than the prior year period, the net loss for the nine months ended September 30, 1997 was approximately $56,000 compared to $38,000 for the same period in 1996. This increase in loss was primarily due to an overall increase in the cost of sales. Management is implementing new procedures for cost control in order to obtain lower expenses in the area of food and payroll costs.

  With respect to the Terrace Oceanside Restaurant, the Company's net income of $11,600 for the nine months ended September 30, 1997, compared to a net loss of $95,115 for the nine months ended September 30, 1996 can be attributed to several different factors. The Company realized a decrease in purchases and wages. During the summer months, when the restaurant industry in Southern Florida is at a normal low, the Company temporarily closes the Terrace Oceanside restaurant. The restaurant has subsequently reopened.

  As noted elsewhere in this Prospectus, the Company has determined to dispose of, and Samuel H. Lasko, President of the Company, has notified the Company of his intention to exercise his option to acquire the Passover holiday vacations and restaurant and catering segments of the Company's businesses. There is no assurance that Mr. Lasko will exercise his option when it is exercisable or that such a transaction will be consummated. If neither Mr. Lasko purchases nor another buyer is found, the Company will continue to operate these segments. If the segments are disposed of, however, there is no assurance that overall profitability of the Company will nevertheless be achieved. See "Risk Factors--Sale of Hospitality Subsidiaries" and "Business."

FOOD SERVICES AND DISTRIBUTION

 Frozen Dessert Segment

  As stated elsewhere in this Prospectus, in February, 1997, the Company's wholly-owned subsidiary, Deering Ice Cream, Inc., ("Deering") acquired all of the assets and related liabilities of DownEast Frozen Desserts, LLC, which manufactures and markets frozen desserts under the name Deering Ice Cream. ("Deering").

  Revenues for the period ended September 27, 1997 were approximately $5,068,700 or 4% higher than the $4,862,100 for the same period of 1996, although overall volume produced and shipped increased approximately 44% over the same period in 1996. The large difference in these amounts was caused by a change in billing methods with several large co-packing customers. As of January 26, 1997, Deering's largest co-packing customer provides Deering with materials at the customer's cost. Thus, Deering is only charging a processing fee to that customer which includes direct labor overhead and profit. This billing procedure was also adopted for another major co-packing customer. In total, this reduced co-packing revenues $1,100,000 as compared to what would have been charged in 1996 for equivalent volume, without any effect on profit.

  Branded sales for the period ended September 27, 1997 were up 21% over the prior year primarily due to the advent of manufacturing and selling the Howard Johnson's line of products. Placement for this line of products has been obtained in major markets outside New England, including the New York Metropolitan area, Upstate New York, Baltimore, Washington D.C. and Florida.

  Operating loss was $19,600 an improvement of $691,900 over the loss for the same period in 1996. This stronger performance can be attributed to a reduction in overhead per gallon of approximately $.48, a reduction in plant labor per gallon of $.21, and an improvement in material yield of 6%. Selling and marketing expenses as a percent of net revenues were approximately .5% lower than the same period in 1996 due to more effective in-store promotion and a reduced level of slotting fees. Administration remained equivalent to last year despite the approximate 44% growth in sales related transactions.

  On December 17, 1997, the Company sold the Deering business to a subsidiary of Fieldbrook Farms, Inc. of Dunkirk, New York, for a cash purchase price of $1,000,000 (subject to adjustments), plus royalties on future revenues generated by sales of products under the Howard Johnson's and Deering names over the next four years. See "Business." The Deering business was sold, not only because it was determined that it would take too long for the Company to bring this business to profitability, but also so that the Company could focus its resources in the more profitable produce and grocery distribution businesses. There is no assurance, however, that this disposition will result in additional profitability for the Company.

 New Acquisition--Wholesale Food Distribution Segment

  As stated elsewhere in this Prospectus, in August, 1997 but effective July 1, 1997, the Company's wholly-owned subsidiary, A-One-A Produce & Provisions, Inc. ("A-One-A Produce") acquired the assets and related liabilities of A-One-A Wholesale Produce, Inc. ("A-One-A Wholesale"). Effective January, 1998, the Company acquired the assets and related liabilities of A One A Wholesale's affiliate, Fresh, Inc. ("Fresh"). Both were privately held companies in the business of distributing and selling fresh fruit and vegetables to hotels, restaurants and other businesses in the Southern Florida region. Also, on September 27, 1997, A-One-A Produce acquired the business of Bay Purveyors, a Miami, Florida distributor of "dry" grocery products in South Florida. Bay Purveyors is operated as a division of A-One-A Produce and Fresh, Inc.

  Revenues for the period ended September 30, 1997, were approximately $3,575,000 or 8% higher than the $3,280,000 for the same period ended September, 1996. Net loss for the period was approximately $66,000 as compared to net income of $46,000 for the same period in 1996. This decrease in income can be attributed to start up costs and expenses as a result of relocating the facility and amortization expense of approximately $42,000. Management has implemented new cost control procedures in an attempt to obtain lower expenses and believes that this will help realize positive financial results at this subsidiary in the future.

                        LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1997, the Company, on a pro forma basis, had cash of approximately $690,000.00 and working capital of approximately $1,183,000.00. The Company, A One A Produce and Provisions, Inc. and Terrace Holdings, Inc. have relied principally on internally generated funds to fund its working capital needs.

  On a prospective basis after consumption of this offering, the Company estimates that it will be in position to expand its operations. Management believes both the proceeds of this registration statement and internally generated funds should be adequate to meet the Company's working capital expenditures (including the expansion plans) for the twelve months following the completion of this registration statement.

                                   BUSINESS

GENERAL

  Terrace Holdings, Inc., was incorporated under the laws of the State of Delaware on June 15, 1995, to change the state of incorporation of Bon Adventure Kosher Tours, Inc., a Florida corporation, formerly known as Embassy Kosher Tours of South Florida, Inc. The Company currently has five wholly-owned operating subsidiaries, three in the "hospitality" group and two in the "food services and distribution" group. The hospitality subsidiaries are The Lasko Companies, Inc., which owns and operates on leased property the Company's kosher, casual dining restaurant, Terrace Oceanside Restaurant, in Hallandale, Florida; A&E Management Corp., which manages the food and beverage operations of a non-kosher restaurant and catering operation at The Club at Emerald Hills in Hollywood, Florida; and The Lasko Family Kosher Tours, Inc., which operates Passover holiday vacations at three locations within the United States. The food services and distribution subsidiaries are: A-One-A Produce & Provisions, Inc. which is a Pompano Beach, Florida based produce distributor that sells and distributes fresh fruit and vegetables and "dry" grocery products to hotels, restaurants and other businesses in the southern Florida region; and Terrace Fresh Inc., which was organized to operate as an affiliate of Terrace's A-One-A Produce & Provisions, Inc. subsidiary. In December, 1997, the Company disposed of its frozen desserts manufacturing business. See "Frozen Desserts."

HOSPITALITY

  Restaurant. The Company is the successor to a business founded in 1988 to operate a holiday vacation venue in south Florida. From October, 1993 through May, 1995, the founders of the Company owned and operated the Terrace-on-the-Lake Restaurant, a casual, upscale kosher restaurant in Hollywood, Florida. In its short existence, Terrace-on-the-Lake developed a following among tourists visiting south Florida who observe the Jewish dietary laws. Because both the kitchen and the facilities were not large enough to serve adequately the needs of this restaurant, it was closed at the end of May, 1995, and in October, 1995, the Company opened a new restaurant, "Terrace Oceanside Restaurant", in Hallandale, Florida. The Company's initial plan was to establish a chain of kosher restaurants, which were to be called Terrace restaurants, along the Eastern seaboard and possibly later in the Midwestern United States. During 1996, however, management of the Company determined that the economic feasibility of opening additional kosher Terrace restaurants would be more difficult, both on an economic and management/employee basis, than earlier anticipated and decided, instead, to seek possible acquisitions of going concerns in the food--or leisure--related industries.

  Food and Beverage Management. The Company, through its wholly-owned subsidiary, A&E Management Corp., currently manages a non-kosher restaurant and catering operation at The Club at Emerald Hills, an upscale country club in Hollywood, Florida.

  Holiday Vacations. Since 1989, the Company has operated a kosher Passover holiday vacation venue at the Bonaventure Resort & Spa, now known as the Registry Resort & Spa, in Fort Lauderdale, Florida. Under the Company's management and principal shareholders, this operation has grown from serving approximately 300 guests in 1989 to approximately 1,300 guests for Passover since 1992. Passover occurs each spring and the Company takes over the entire Registry Resort & Spa for the Passover holiday season. The Lasko Family Kosher Tours, Inc., a wholly-owned subsidiary, manages and operates its Passover holiday vacations business.

  In January, 1996, the Company consummated an agreement with an unaffiliated entity, to assume operation of the annual Passover vacation venues at the Fontainebleau Hilton Hotel, Miami Beach, the Rye Town Hilton Hotel, Rye, New York, and the Tamiment Resort & Conference Center, Tamiment, Pennsylvania. As a result, for the 1996 Passover holiday, the Company operated holiday vacations at four different locations. The contract to operate a Passover vacation at the Tamiment Hotel expired after the 1996 Passover holiday and was not renewed for the 1997 Passover holiday.

  In November, 1997, Samuel H. Lasko, President, notified the Company of his intention to exercise his option to purchase the hospitality subsidiaries of the Company at a purchase price equal to the "fair value" of the subsidiaries. Dr. Lasko's exercise of his option is subject to the Company securing an independent fairness opinion and the affirmative vote of the majority of the Company's shareholders. The Board of Directors has retained an independent accounting, consulting and valuation firm to render such an opinion and, if that opinion is acceptable to Dr. Lasko, the hospitality subsidiaries of the Company will be sold to him subject to the affirmative shareholder vote required.

FOOD SERVICES AND DISTRIBUTION

  Produce. In August, 1997, but effective as of July 1, 1997, the Company's wholly-owned subsidiary, A-One-A Produce & Provisions, Inc. ("A-One-A Produce") acquired the assets and related liabilities of A-One-A Wholesale Produce, Inc. ("A-One-A Wholesale"). Effective January, 1998, the Company acquired the assets and related liabilities of A One A Wholesale's affiliate, Fresh, Inc. Both corporations were unaffiliated with the Company. A-One-A Produce distributes fresh produce, fruits and vegetables to restaurants, country clubs, hotels, airline food service, and other institutional food service providers in the south Florida region. A-One-A Produce's warehouse encompasses 55,000 square feet on 3.5 acres, with 24 loading docks, 1,700 pallet locations and includes 30,000 square feet of refrigerated warehouse space. A-One-A Produce also operates a fleet of 28 refrigerated delivery trucks.

  Frozen Desserts. In February, 1997, the Company's wholly owned subsidiary, Deering Ice Cream, Inc., acquired all of the assets and related liabilities of DownEast Frozen Desserts, LLC, a Delaware limited liability company unaffiliated with the Company, which manufactures and markets frozen desserts under the names Deering Ice Cream and Howard Johnson, as well as co-packing for approximately 15 other unaffiliated companies. In December, 1997, the Company consummated the sale of the assets and certain liabilities of its wholly-owned subsidiary, Deering Ice Cream, Inc. to a subsidiary of Fieldbrook Farms, Inc., Dunkirk, New York, for $1,000,000 cash, subject to later adjustment, plus certain royalties over four years.

                                  HOSPITALITY

  Terrace Oceanside Restaurant. Terrace Oceanside Restaurant is a "casual, upscale, tablecloth" kosher restaurant located on the Atlantic Ocean beach in a residential condominium complex of approximately 1,400 units. In addition, the area nearby the Restaurant has many residential condominium complexes. The Hallandale location for the Restaurant is between Miami Beach and West Palm Beach and is readily accessible by residents of Dade, Broward and Palm Beach Counties, Florida, all of which have significant Orthodox Jewish populations that observe Jewish dietary laws.

  The designation of the Company's principal food-related activities as "kosher" means that all the foods are kosher and are prepared in accordance with Jewish dietary laws. Terrace Oceanside Restaurant in Hallandale, Florida is under the supervision of the Orthodox Rabbinic Board of Broward and Palm Beach Counties ("ORB"). The ORB must approve the ingredients, foods, and preparation before it will certify a restaurant as "kosher". Therefore, the ability of the Company to successfully continue the Terrace Oceanside Restaurant's kosher status is dependent upon its continued compliance with the requirements of Rabbinic certification.

  The Terrace Oceanside Restaurant has seating for approximately 150 to 180 people. The Restaurant also has a lounge and cocktail area including a full service bar. Its full service kitchen is approximately 1,500 square feet. The Restaurant can seat parties of two to forty people comfortably. Since the Restaurant is located in south Florida, its operations are seasonal in nature and rely, to a significant degree, on tourism in the winter months to sustain them. Thus, the third calendar quarter (July-September) of each year, or the summer "slow" season has generated losses. Accordingly, as a relative cost saving matter, the Company now closes the restaurant from approximately June 15th through approximately September 15th.

  Kosher Vacations: In the spring of 1989, the Company offered its first kosher vacation at the Registry Resort & Spa, formerly known as the Bonaventure Resort & Spa, Fort Lauderdale, Florida during the Jewish Passover holiday. The Jewish Passover holiday is eight days in length and occurs in the spring, generally around the Easter season. During Passover, observant Jews refrain from eating grain and grain-related products or utilizing utensils normally used with grain or grain-related products. In the last approximately twenty years, a Passover holiday vacation "industry" has developed, whereby families who observe the Jewish Passover rituals may go for the entire holiday and be assured full compliance with the Passover religious requirements and at the same time enjoy a vacation. The Company's Passover holiday vacation package includes accommodations, food and beverages, as well as use of all of the Registry's facilities, such as its golf courses, tennis courts, swimming pools and spa. Today, in addition to vacations such as the ones operated by the Company, there are Passover cruise, skiing, Caribbean, Hawaiian and European vacations, all of which may be deemed to compete with the Company's vacations.

  The Company's 1989 Passover vacation was attended by approximately 300 persons, its 1990 Passover vacation by approximately 600 persons, and since Passover 1992, the Company has taken over the entire capacity of the Registry Resort & Spa for its annual Passover vacation operation at which it serves approximately 1,300 guests. From 1992 through 1996, there was a waiting list, and potential guests had to be turned away. The average family of four pays approximately $6,000-$8,000 for the entire Passover vacation package, which generally runs 9 to 12 days depending each year upon what day of the week Passover begins.

  The accommodations at the Registry Resort & Spa include nine guest buildings, totaling 492 rooms, including suites (approximately 1,300 guests). For Passover, 1997, 32 guest rooms, or approximately 4% of capacity of The Registry Resort & Spa, was not utilized by the Company. The main conference center includes extensive kitchen facilities, three ballrooms, a substantial number of small meeting rooms and a health spa. On adjacent property, there are two world-class championship golf courses, as well as a tennis and racquet club. The Company's contract with the Registry Resort & Spa to use its facilities during the Passover holiday expires after the 2002 Passover holiday.

  The Fontainebleau Hilton Resort & Spa, located in Miami Beach, Florida, has over 1,200 guest rooms on 20 acres of oceanside gardens with rooms featuring magnificent ocean views. The Company utilizes approximately 300 of such rooms for its Passover program at this resort (approximately 750 guests). Each room has three telephones, a large screen television and a luxury marble bath and vanity area. There is a tropical lagoon, half acre rock grotto swimming pool, along with seven lighted tennis courts, two nearby championship golf courses, wind surfing, and of course, the ocean. The 30,000 square foot beachside spa features state of the art equipment, aerobics classes and modern spa facilities.

  The Rye Town Hilton is located in Rye, New York, approximately 40 minutes from New York City, on 40 acres of landscaped land with spacious accommodations in 400 luxury rooms and suites. The facility includes an indoor pool, a whirlpool, sauna, tennis courts and basketball court. Rooms range from a standard room to one bedroom suites, with views of the garden or pool areas. For its Passover vacation at the Rye Town Hilton, the Company utilizes approximately 150 rooms (approximately 300 guests).

  Food And Beverage Management: The Company's wholly owned subsidiary, A&E Management Corp. ("A&E"), manages the food and beverage operations at The Club at Emerald Hills in Hollywood, Florida. Under its agreement with Emerald Golf, Inc., an unrelated corporation which operates The Club at Emerald Hills, A&E manages Reflections Restaurant as well as the bar and lounge area and the catering operations at The Club at Emerald Hills. Reflections is a 165 seat restaurant and lounge. Reflections is not a kosher facility and none of A&E's other management activities at The Club at Emerald Hills involve kosher food or facilities. Neither operating personnel nor food products or preparation handled in conjunction with the Company's Terrace Oceanside restaurant, Passover holiday vacations or frozen desserts business is commingled, at any time or in any manner, with A&E's management operations at The Club at Emerald Hills. These procedures are to ensure absolute adherence to Orthodox Jewish requirements to maintain the highest kosher standards and certifications at the Company's Terrace Oceanside Restaurant and its Passover vacation venues.

                        FOOD SERVICES AND DISTRIBUTION

  A-One-A Produce & Provisions, Inc. In August, 1997, the Company's wholly-owned subsidiary, A-One-A Produce & Provisions, Inc. ("A-One-A Produce") acquired the assets and related liabilities of A-One-A Wholesale Produce, Inc. ("A-One-A Wholesale"). Effective January, 1998, the Company acquired the assets and related liabilities of A-One-A Wholesale's affiliate, Fresh, Inc. Both corporations were unaffiliated with the Company. A-One-A Produce distributes fresh produce, fruits and vegetables to restaurants, country clubs, hotels, airline food service, and other institutional food service providers in the South Florida region.

  A-One-A Wholesale was founded in 1987 by Virgil D. Scarbrough and Scott Davis. Messrs. Scarbrough and Davis are now Co-Chief Operating Officers of A-One-A Produce under employment agreements expiring on June 30, 2002. See "Management--Employment Agreements and Aggregate Options Holdings." The business is located in Pompano Beach, Florida and is currently housed in 55,000 square feet of rented space. In addition, the Company incorporated Terrace Fresh, Inc. to operate the business of A-One-A Wholesale's affiliate, Fresh, Inc. Revenue in 1996, prior to the Company's acquisition, for A-One-A Wholesale was approximately $14.5 million dollars. A-One-A Produce employs approximately 105 people.

  A-One-A Produce delivers seven days per week and its customers rely on daily deliveries. The served area reaches southward to Homestead, Florida, and as far as Jupiter, Florida, to the north, principally on the east coast of the state. Service is a major component of the business' competitive strength. A-One-A Produce does not attempt to be the low cost provider, but, rather, seeks to distinguish itself as a provider of high quality and exceptional service. Most orders are received in the afternoon and delivered the next morning. Customers are supported by a sales manager and nine regional sales representatives to ensure optimum service and communication. A-One-A Produce operates a fleet of 28 delivery trucks, all of which are refrigerated and equipped with two-way radios.

  Mr. Davis is primarily responsible for buying produce, pricing the produce to the customers and identifying and selling the new larger accounts. Mr. Scarbrough generally is responsible for office administration, personnel, warehouse and delivery operations. For the most part, each of Messrs. Davis and Scarbrough is capable of performing the other's basic day-to-day duties. Jonathan S. Lasko, Executive Vice-President and Chief Operating Officer of the Company is the President and Chief Executive Officer of A-One-A Produce.

  Produce is purchased on an international basis through approximately six brokers. All purchases are made on an F.O.B. basis to A-One-A Produce's warehouse. The Company has also recently joined a produce buying co-operative, Pro*Act, and is currently buying a portion of its requirements through it. Purchasing is also performed directly with farmers in the Florida market depending upon seasonal availability. Pricing to customers is set on a weekly basis in accordance with market conditions. The pricing scheme is very complex and takes into effect a number of qualitative factors. Pricing is set at a detailed item by item level for each type of produce by customer. A small number of the larger accounts have pricing arrangements that represent a margin above market price as an approximation of cost. However, there are no fixed selling prices at which A-One-A Produce must sell to any customer. Some of the Company's larger customers currently include Boston Market, TGI Friday's, Darden (Red Lobster and Olive Garden), and Applebee's. No individual customer accounts for more than 7% of the Company's produce sales.

  Fresh, Inc. supplies cut produce to A-One-A Produce's customers through A-One-A Produce and also to process food manufacturers directly. This business is approximately two years old. Its revenues in 1996 were approximately $1,500,000; approximately $1,000,000 of which represents sales to A-One-A for resale. The produce is processed by Fresh primarily by means of washing or peeling and cutting. The produce is then vacuum sealed in dated plastic bags and boxed for immediate delivery. The pre-cut, pre-packaged produce market is currently in its infancy in southern Florida. Although there can be no assurance, it is anticipated that this business segment will contribute material growth in revenues and profits in the future.

  A-One-A Produce leases a building housing its offices, warehouse and processing operations in Pompano Beach, Florida. This property is a 55,000 square foot warehouse on 3.5 acres and should allow for further expansion. The building has 24 loading docks (approximately half of which are refrigerated), 1,700 pallet locations, and includes 30,000 square feet of refrigerated warehouse space. The building is leased from an affiliate of Messrs. Scarbrough and Davis. The lease was negotiated in connection with the acquisition of A-One-A Wholesale and Fresh, to become effective on the property's purchase by the affiliate of Messrs. Davis and Scarbrough.

  In September, 1997, the Company acquired the assets of Dry Dock
Distributors, Inc. a Florida corporation d/b/a Bay Purveyors ("Bay Purveyors"), which distributes "dry" grocery items in the south Florida region. The purchase price was $310,000. The business of Bay Purveyors is conducted as part of A-One-A Produce.

SALE OF FROZEN DESSERTS BUSINESS

  In December, 1997, the Company's wholly-owned subsidiary, Deering Ice Cream, Inc. ("Deering"), sold substantially all of its assets and related liabilities to a subsidiary of Fieldbrook Farms, Inc. ("Fieldbrook"), for an aggregate purchase price of $1,000,000, subject to later adjustment. In conjunction with the sale, Milton Namiot, Chief Executive Officer of the Company and President of Deering, and Joseph Dane, Controller of the Company and Chief Financial Officer of Deering, resigned their respective positions with the Company.

  Under the agreement with Fieldbrook, $200,000 of the purchase price was placed in escrow for 60 days pending receipt by the parties of an independent post-closing audit of Deering, any third party claims against Deering relating to matters prior to the closing and certain other matters. In addition, there was a downward adjustment of the purchase price made at closing of $387,142 as a result of the working capital deterioration at Deering from September 30, 1997 to closing.

  The Company will receive annual royalties from Fieldbrook for four years at the rates of 2%, 2%, 1% and 1%, respectively, of net sales by Fieldbrook of products under the Howard Johnsons and Deering labels. At this time, the Company cannot estimate whether or if such royalties, if received, will be material.

ADVERTISING AND MARKETING

  The Company currently markets its products and services through local newspapers, the use of mailing lists and various trade publications.

  The Company presently is considering engaging in the future outside professional marketing firms to conduct its marketing activities, none of whom yet have been engaged. Such marketing activities may include an evaluation of all aspects of the Company's products and services. Depending upon the outcome of any such marketing evaluations, the Company may decide to make changes with respect to the marketing of its products and services.

COMPETITION

  The casual dining restaurant industry is intensely competitive with respect to price, service, location, themes and food quality. There are several kosher restaurants in the South Florida area which compete with the Company's restaurant operations and the principal target market, diners who observe the Jewish dietary laws, is relatively small compared to the general dining population.

  The wholesale fresh produce and grocery businesses are also very competitive, and the Company's subsidiary faces competition from other low-cost produce providers. However, A-One-A Produce strives to maintain high quality and exceptional service in the market by making quality products and efficient service its priority.

  The Company believes that there are many other kosher holiday vacation packages offered in the United States and Caribbean, all of which provide intense competition to the Company's kosher holiday vacation packages.

  It must be noted that food related businesses are often affected by arbitrary changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns, the number and locations of competing businesses and employment trends.

GOVERNMENT REGULATION

  The Company is subject to various federal, state and local laws affecting its businesses. Each of the Company's food service operations is subject to licensing regulation by numerous governmental authorities which may include alcohol beverage control, building, health and safety and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failures to obtain or maintain the necessary licenses or approvals could have a material adverse effect on the Company's operations.

  Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurant, including minimum age of patrons and employees, hours of operation, advertising, purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of a restaurant to obtain or retain a liquor or food service license would adversely affect that particular restaurant's operations. The Company maintains liquor liability insurance as part of its existing comprehensive general liability insurance.

  A-One-A Produce maintains a license under the Perishable Agricultural Commodities Act ("PACA") which regulates "commission merchants," "brokers," and "dealers" engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce.

  In addition to federal, state and local laws affecting its businesses, the Company's operations manufacturing, preparing or serving kosher foods must adhere to Jewish religious dietary laws. The Company's kosher restaurant and catering operations are currently under the supervision of the Orthodox Rabbinic Board of Broward and Palm Beach Counties, Florida.

EMPLOYEES

  The Lasko Family Kosher Tours, Inc. employs 6 full time employees. During the Passover holiday, it temporarily increases its staff to service the guests at each of the vacation venues it operates by approximately 75 to 100 people.

  A&E Management Corp., managing the food and beverage and restaurant operations at the Club at Emerald Hills, currently employs a total of approximately 65 people, full and part time, in its operations, of which all are kitchen, banquet and wait staff.

  At the present time, The Lasko Companies, Inc., operating the Terrace Oceanside Restaurant, has two administrative employees, a full time kitchen staff of 5, a wait staff of 12, a Maitre' D, and an executive chef.

  A-One-A Produce & Provisions, Inc. employs approximately 105 people which includes administrative, transportation and warehouse personnel, as well as upper-level management.

  As a result of the DownEast acquisition in February, 1997, the Company entered into a three year employment agreement with Mr. Milton Namiot, President of DownEast, whereby Mr. Namiot served as the President and Chief Executive Officer of the Deering subsidiary in addition to serving as Chief Executive Officer of the Company. In connection with the sale of the Deering subsidiary's business, Mr. Namiot resigned from his positions as an officer and director of the Company.

PROPERTIES

  The Company has a five-year lease ending in May, 2000, at an annual rental of $3,000 with a five-year option exercisable under certain circumstances, for the Terrace Oceanside restaurant facility of approximately 3,750 square feet located on the Atlantic Ocean beach in Hallandale, Florida, with the condominium association which owns the facility.

  The Lasko Family Kosher Tours, Inc. operates its current kosher holiday vacations under separate agreements with three different venues which expire at different times:

    1. Registry Resort & Spa, in Ft. Lauderdale, Florida. The Company's agreement to operate a Passover holiday vacation at the Registry Resort & Spa, formerly known as the Bonaventure Resort & Spa, extends through the 1997 Passover holiday, and the Company has exercised its option to extend the agreement for an additional five years.

    2. The Fontainebleau Hilton Resort & Spa. The Company has an agreement to operate a Passover holiday vacation at The Fontainebleau Hilton Resort & Spa through Passover, 1999.

    3. Rye Town Hilton. The Company has an agreement with the Rye Town Hilton to operate its kosher holiday vacation operations through Passover, 1999.

  A&E Management Corp. has a five year lease expiring November, 1999 with Emerald Golf, Inc., at an annual rental of approximately $50,000 to lease property located at The Club at Emerald Hills to operate a restaurant, cocktail lounge and a banquet or catering operation. A&E has the option to renew the lease for an additional five years upon the same terms and conditions provided it is not in default and proper notice of the exercise of the option is given.

  A-One-A Produce & Provisions, Inc. leases approximately 55,000 square feet at 1351 N.W. 22nd Street, Pompano Beach, Florida, for use as its principal offices and warehouse. The lease term is for five years with two five year options to extend expiring July 31, 2002, at a rental of $220,000 per year. The Pompano Beach facility is owned by an affiliate of Messrs. Scarbrough and Davis. A lease for this facility was negotiated as part of the A-One-A transaction. Under the lease, the Company has an option to purchase the land and building in Pompano Beach, Florida at a purchase price of $2,000,000 until December, 1998, though there is no assurance that such will be the case.

  Until August 1, 1997, the Company leased approximately 2,000 square feet at 2699 Stirling Road in Ft. Lauderdale, Florida, for use as its executive offices and reservations center. The Company's executive offices are now located in the A-One-A Produce facility in Pompano Beach, Florida. Its reservations center is located at The Club at Emerald Hills, utilizing the office facilities maintained by A&E Management Corp. described above. Management believes that the above facilities will be sufficient for its operations in the foreseeable future.

RECENT FINANCING

  In August, 1997, the Company guaranteed payment on a Loan and Security Agreement between Foothill Capital Corporation of Mechanicsville, Virginia and the Company's wholly-owned subsidiaries, Deering Ice Cream, Inc. and A-One-A Produce & Provisions, Inc. under which Foothill has provided revolving loans in a total amount of approximately $4,200,000, which were being used to refinance the principal accounts receivable and inventory financing with respect to Deering Ice Cream, Inc., and also to provide for the ongoing working capital needs of A-One-A Produce & Provisions, Inc. In connection with the sale of the Deering subsidiary's business in December, 1997, these loans were paid down in the amount of $1,396,913, leaving a principal balance of approximately $1,400,000. As a result of the foregoing transaction, the Company's guaranty was adjusted accordingly.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

  The following table sets forth certain information with respect to the Company's directors and executive officers:

      NAME*                             AGE POSITION HELD
      -----                             --- -------------
      Dr. Samuel H. Lasko..............  52 President, Treasurer and Director
      Jonathan S. Lasko................  26 Executive Vice-President, Secretary,
                                            Chief Operating Officer and Director
      Bruce S. Phillips................  54 Director
      Steven Shulman...................  56 Chairman of the Board of Directors
      Richard Power....................  48 Director
      Bernard Rubin, M.D...............  49 Director

--------
*In connection with the sale of the Deering business, Mr. Milton Namiot resigned as an officer and director of the Company

  Directors are elected on an annual basis. All directors of the Company hold office until the next annual meeting of the shareholders or until their successors are elected and qualified. At present, the Company's by-laws provide for not less than one director nor more than seven. Until the DownEast acquisition in February, 1997, there were five directors, and as of February 17, 1997, there have been seven directors. The Company's by-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Currently, there is one vacancy on the Board of Directors.

  DR. SAMUEL H. LASKO, age 52, has been President, Treasurer and a director of the Company since its inception in October, 1988, and was Chairman of the Board of Directors and Chief Executive Officer from August, 1995 until February 17, 1997, immediately following the DownEast transaction. Dr. Lasko has also been president of A&E Management Corp. since October 27, 1993, The Lasko Companies, Inc. since May 11, 1995, and Prime Concern Kosher Foods, Inc. since December, 1995. Dr. Lasko holds a B.A. from Yeshiva University in New York City and received his Ed.D. in 1984 from the University of Maryland. Dr. Lasko is the father of Jonathan S. Lasko, currently the Executive Vice-President, Secretary, the Chief Operating Officer of the Company and one of its directors, and the brother-in-law of Bruce S. Phillips, a director of the Company.

  JONATHAN S. LASKO, age 26, has been a director of the Company since September, 1994, and its Chief Operating Officer and Secretary since August, 1995. He has also been the Company's Executive Vice-President since May, 1993. Mr. Lasko has also been vice-president of A&E Management Corp. since October 27, 1993, The Lasko Companies, Inc. since May 11, 1995 and Prime Concern Kosher Foods, Inc. since December, 1995. Mr. Lasko attended Yeshiva University, New York, New York, in 1988 and 1989, and Bernard Baruch College of City University of New York, New York in 1990 and 1991. From January, 1990 until October, 1993, when he became a full-time employee of the Company, Mr. Lasko was a part-time employee of the Company and managed its food and beverage operations for its Passover holiday vacation. Mr. Lasko is the son of Dr. Samuel H. Lasko, the President and Treasurer of the Company and one of its directors, and the nephew of Bruce S. Phillips, a director of the Company.

  BRUCE S. PHILLIPS, age 54, has been a director of the Company since August, 1995. He is a graduate of City College of New York. From April, 1988 until August, 1994, Mr. Phillips was president and director of Frem Corp., a plasticware manufacturer. Since August, 1994, Mr. Phillips has owned PFS Venture Group, a business management and financial consulting firm. Mr. Phillips is the brother-in-law of Dr. Samuel H. Lasko, a director of the Company and its President and Treasurer, and the uncle of Jonathan S. Lasko, a director of the Company and its Executive Vice-President, Secretary and Chief Operating Officer.

  STEVEN SHULMAN, age 56, is a Managing Director of Latona Associates, Inc., an investment banking firm involved in advisory services and principal investments. He serves as a director of a number of public and private companies and is currently a director of WPI Group, Inc., Ermanco Incorporated and Corinthian Directory, Inc. Mr. Shulman holds an M.S. in Industrial Management from the Stevens Institute of Technology, where he currently serves as Vice Chairman of its Board. Since February, 1997, Mr. Shulman has served as the Chairman of the Board of Directors.

  RICHARD POWER, age 48, has been the President of Carlisle Plastics, Inc., a division of Tyco International Ltd., a New York Stock Exchange listed corporation, since January, 1997. He served as a consultant to Tyco from 1995 through 1996, Vice President and Chief Financial officer of Abex Inc. a New York Stock Exchange listed corporation between 1994 and 1995, and was the Managing Director of a private investment company from 1992 through 1994. Mr. Power holds a B.S. and an M.B.A. from Boston College. Since February, 1997, Mr. Power has served as a director of the Company.

  BERNARD RUBIN, M.D., age 49, was a director of the Company from August, 1995, to February 17, 1997, when he voluntarily resigned. He was re-elected a director at the Company's 1997 Annual Meeting of Shareholders. For the past approximately 19 years, Dr. Rubin has been a practicing cardiologist in Baltimore, Maryland, where, for the past six years he has been the President of Baltimore Heart Associates, an 18-member cardiology group. Dr. Rubin has served as President of the Medical Staff and is currently Chief of Cardiology and Medical Director of the Critical Care Unit at Northwest Hospital Center in Baltimore. He holds undergraduate degrees from Yeshiva University and a medical degree from New York Medical College, both in New York. Dr. Rubin is a Fellow in the American College of Cardiology.

DIRECTOR COMPENSATION

  Directors are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors and commencing in fiscal 1996, non-employee directors were paid $750 for each directors' meeting attended. The Company anticipates that the Board of Directors will continue to meet at least four times a year.

EXECUTIVE COMPENSATION

  The following table sets forth all compensation paid or distributions made during the fiscal years ended December 31, 1997, 1996 and 1995, by the Company or any of its subsidiaries to the Chief Executive Officer of the Company and to each of its most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceeded $100,000.

                                                 ANNUAL COMPENSATION
                                            ---------------------------------
                                YEAR ENDED   ANNUAL     OTHER
NAME & PRINCIPAL POSITION       DECEMBER 31  SALARY  COMPENSATION     OPTIONS
-------------------------       ----------- -------- ------------     -------
Samuel H. Lasko, President and
 Treasurer ...................     1995     $ 31,403   $169,081(3)    750,000(7)
                                   1996     $125,000   $  9,517(4)(5)
                                   1997     $150,000   $ 22,502(4)
Jonathan S. Lasko, Executive
 Vice President, Secretary and
 Chief Operating Officer......     1995     $ 24,592   $169,081(3)    750,000(7)
                                   1996     $ 70,000   $  7,255(4)
                                   1997     $ 95,000   $ 21,727(4)
Milton Namiot, Chief Executive
 Officer(8)...................     1997     $175,000   $  9,500(4)    125,000(8)

--------
(1) Paid by A&E Management Corp. ("A&E").
(2) Represents "S" corporation distributions in the nature of dividends of $233,957 and $40,409.
(3) Represents combined "S" corporation distributions in the nature of dividends through December 5, 1995, when the Company first offered and sold its securities to the public.

(4) Represents amounts paid for lease of automobile, automobile insurance, cell phone and health insurance.
(5) Does not include repayments of loans from A&E, The Lasko Companies, Inc. and the Company.
(6) Represents "S" corporation distributions in the nature of dividends.
(7) In connection with the DownEast acquisition in February, 1997, each of Samuel Lasko and Jonathan Lasko surrendered their respective right to performance options, contained in their respective Employment Agreements and, in lieu thereof, the Company issued to each of Samuel H. Lasko and Jonathan D. Lasko warrants to purchase 375,000 shares of the Company's common stock at $1.1875 per share exercisable immediately and expiring August 31, 2000.
(8) In connection with the sale of the Company's Deering Ice Cream, Inc. business, Mr. Namiot resigned as an officer. He was an officer and director of the Company from February 17, 1997 until the closing of the Deering transaction. In connection with his resignation, the termination of this three year employment contract and his release of the Company from the terms thereof, Mr. Namiot was vested with 50% of the options theretofore granted him, or options to purchase 125,000 shares of the Company's common stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  The following table sets forth options exercised by the Company's chief executive officer and the Company's two other most highly compensated executive officers during fiscal 1996, and the number and value of all unexercised options at year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's stock at fiscal year-end. On that date, none of the Company's executive officers held exercisable options which were "in-the-money".

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                         OPTIONS/SARS        IN-THE-MONEY OPTIONS/SARS
                            SHARES                       AT FY-END (#)             AT FY-END ($)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
NAME                     EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ------------ ------------ ------------------------- -------------------------
Milton Namiot(1)........     --           --                      --                    --
Samuel H. Lasko.........     --           --             0/750,000(2)                  $0/0
Jonathan S. Lasko.......     --           --             0/750,000(2)                  $0/0

--------
(1) Mr. Namiot was not an officer of the Company in 1996. He was elected an officer on February 17, 1997, following the DownEast transaction, and resigned in December, 1997 following the sale of the Deering business.
(2) Represents options(based on performance by the Company) contained in the Laskos employment agreements. In connection with the DownEast acquisition, effective February 17, 1997, each of Messrs. Samuel and Jonathan Lasko voluntarily surrendered their respective right to these options and, in lieu thereof, the Company issued to each of Samuel H. Lasko and Jonathan
    D. Lasko warrants to purchase 375,000 shares of the Company's common stock at $1.1875 per share exercisable immediately and expiring August 31, 2000.

EMPLOYMENT AGREEMENTS AND AGGREGATE OPTIONS HOLDINGS

  The Company has 5-year employment agreements, ending August 31, 2000, with each of Dr. Samuel H. Lasko and Jonathan S. Lasko.

  Under his employment agreement, Dr. Samuel H. Lasko receives an annual base salary of $95,000 for the first two years, $125,000 for the third year, $150,000 for the fourth year and $175,000 for the fifth year of his employment. Under his employment agreement, Jonathan S. Lasko receives an annual base salary of $70,000 for the first two years, $95,000 for the third year, $115,000 for the fourth year and $125,000 for the fifth year of his employment. In connection with the DownEast transaction, by amendments dated February 17, 1997, to their respective employment agreements, Dr. Lasko and Jonathan Lasko each voluntarily surrendered their one-time performance based options under their respective employment agreements to purchase up to an aggregate of 750,000 shares of common stock, and in lieu thereof, the Company issued to each of Samuel Lasko and Jonathan Lasko, warrants to purchase 375,000 shares of its common stock at an exercise price of $1.1875 per share. The employment agreements also entitle the individuals to the use of an automobile and to employee benefit plans, such as group life, health, hospitalization and life insurance. Under each of these employment agreements, employment terminates upon death or total disability of the employee and may be terminated by the Company for "cause," which is defined, among other things, as the willful failure to perform duties, embezzlement, conviction of a felony, or breach of the employee's covenant not to compete or maintain confidential certain information. The Company maintains a $1 million life insurance policy on the life of Jonathan Lasko.

  In connection with the DownEast transaction, the Company entered into a 3-year employment agreement, effective February 17, 1997, and ending August 31, 2000, with Milton Namiot under which Mr. Namiot served as the President and Chief Executive Officer of Deering and Chief Executive Officer of the Company. As a result of the sale of the Deering business, Mr. Namiot resigned from his positions as an officer and director of the Company.

  In connection with the A-One-A transaction, the Company entered into 5 year employment agreements, effective July 1, 1997, and ending July 30, 2002, with both Virgil D. Scarbrough and Scott Davis under which Messrs. Scarbrough and Davis will serve as Co-Chief Operating Officers of the Company's wholly-owned subsidiaries A-One-A Produce & Provision, Inc. and Terrace Fresh, Inc. Under their respective employment agreements, Messrs. Scarbrough and Davis each receive a annual base salary of $120,000.

  In connection with the Bay Purveyors acquisition, the Company's wholly-owned subsidiary, A-One-A Produce, entered into a 5 year employment agreement effective September 1, 1997, with Kenneth Cohen under which Mr. Cohen will serve in an upper level management position for A-One-A Produce. Under his employment agreement, Mr. Cohen receives an annual base salary of $65,000.

THE 1997 STOCK OPTION PLAN AND PARTICIPANTS

  The Company recently adopted the 1997 Stock Option Plan (the "Plan") which enables it to grant options for shares of its Common Stock. The Plan authorizes the grant of options to purchase up to an aggregate of 1,250,000 shares of the Company's Common Stock, to (i) officers and other full-time salaried employees of the Company and its subsidiaries with managerial, professional or supervisory responsibilities, and (ii) consultants and advisors who render bona fide services to the Company and its subsidiaries, in each case, where the Compensation Committee determines that such officer, employee, consultant or advisor has the capacity to make a substantial contribution to the success of the Company. The number of individuals who currently would be eligible to receive options pursuant to the Plan is approximately seven. As used herein with respect to the Plan, references to the Company include subsidiaries of the Company.

  The purposes of the Plan are to enable the Company to attract and retain persons of ability as officers and other key employees with managerial, professional or supervisory responsibilities, to retain able consultants and advisors, and to motivate such persons to use their best efforts on behalf of the Company by providing them with an equity participation in the Company. The full text of the Plan is set forth as an exhibit to this Registration Statement, and the following description is qualified in its entirety by reference thereto.

  The Plan is administered by the Compensation Committee, which was appointed by the Company's Board of Directors, and consists of three members of the Board of Directors, two of whom are "disinterested" persons within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Under the terms of the Plan, the Committee will have the authority to determine, subject to the terms and conditions of the Plan, the persons to whom options are granted, the number of options granted to each optionee, and the terms and conditions of each option, including its duration.

  The Plan can be amended, suspended, reinstated or terminated by the Board of Directors; provided, however, that without approval of the Company's shareholders, no amendment shall be made which (i) increases the maximum number of shares of Common stock which may be subject to stock options granted under the Plan, except for specified adjustment provisions, (ii) extends the term of the Plan, (iii) materially increases the benefits accruing to optionees under the Plan, (iv) materially modifies the requirements as to eligibility for participation ion the Plan, or (v) will cause stock options granted under the Plan to fail to meet the requirements of Rule 16b-3. Unless previously terminated or extended by the Board of Directors, the Plan will terminate on February 20, 2007.

  Stock options may be granted to purchase Common Stock under the Plan at not less than the fair market value of the shares as of the date of grant. The maximum number of shares for which options may be issued to an employee of the Company during any calendar year may not exceed 250,000. Other than the limit of 250,000 options per year, there is no limitation on the aggregate number of stock options which may be granted to any optionee pursuant to the Plan.

  As of the date hereof, 630,000 options have been granted, including 380,000 to Samuel H. Lasko, Jonathan S. Lasko, and Steven Shulman.

  Stock options may be granted for a term of up to ten years. The Plan provides that if a stock option, or portion thereof, expires, lapses without being exercised or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such stock option or portion thereof shall be available for future grants of stock options under the Plan.

  Pursuant to the terms of the Plan, the option price for all options must be paid in cash, by check, bank draft or money order payable in United States dollars to the order of the Company, or with Common Stock of the Company owned by the optionee and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares to be so purchased, or a combination thereof.

  Options granted pursuant to the Plan will not be assignable or transferable except by will or the laws of intestate succession. Options acquired pursuant to the Plan may be exercised by the optionee (or the optionee's legal representative) only while the optionee is employed by the Company, or within six months after termination of employment due to a permanent disability, or within three months after termination of employment due to retirement. The executor or administrator of a deceased optionee's estate or the person or persons to whom the deceased optionee's rights thereunder have passed by will or by the laws of descent or distribution shall be entitled to exercise the option within the sixth month after the decedent's death. Options expire immediately in the event an optionee is terminated with or without cause or resigns; provided, however, in the event the Company terminates the employment of an optionee who at the time of such termination was an officer of the Company and had been continuously employed by the Company during the two year period immediately preceding such termination, for any reason except "good cause" (as defined in the Plan), each stock option held by such optionee (which had not then previously lapsed or terminated and which had been held by such optionee for more than six months prior to such termination) shall be exercisable for a period of three months after such termination to the extent otherwise exercisable during that period. All of the aforementioned exercise periods set forth in this paragraph are subject to the further limitation that an option shall not, in any case, be exercisable beyond its stated expiration date.

  The purchase price and the number and kind of shares that may be purchased upon exercise of options granted pursuant to the Plan, and the number of shares which may be granted pursuant to the Plan, are subject to adjustment in certain events, including stock splits, recapitalizations, mergers, and reorganizations.

  In February, 1997, the following officers, directors and significant employees have received the number of options as is designated opposite their respective names:

                                                          NUMBER OF
        NAME                                              OPTIONS(1)
        ----                                              ----------
        Samuel H. Lasko..................................  125,000
        Jonathan S. Lasko................................  125,000
        Steven Shulman...................................  130,000(2)
        Bruce Philips....................................   20,000(2)
        Richard Power....................................   20,000(2)
        Milton Namiot(3).................................  125,000
        Joseph Dane(3)...................................   25,000
        Hersh Taubenfeld.................................   20,000
        Keith Stuart.....................................   20,000
        Amy Lasko........................................   15,000
        Vivien Cypkin....................................    5,000
                                                           -------
            Total........................................  630,000
                                                           =======

--------
(1) Unless otherwise stated, these options were granted at an exercise price of $1.1875 per share, such options to vest over three years.
(2) All of Mr. Philip's and Mr. Power's options, as well as 30,000 of Mr. Shulman's options, vested at the time they were granted.
(3) In connection with the Company's sale of its Deering subsidiary's business, Messrs. Namiot and Dane are no longer affiliated with the Company. The number of options listed were vested upon consummation of such sale. See footnote 8 to "Executive Compensation" table.

PRINCIPAL SHAREHOLDERS

  The following table provides information concerning the beneficial ownership of common stock of the Company by each director, certain executive officers, and by all directors and officers of the Company as a group as of September 30, 1997. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5 percent of the outstanding common stock of the Company as of September 30, 1997.

                                                        BENEFICIAL   PERCENT OF
NAME OF BENEFICIAL OWNER                               OWNERSHIP(1)  CLASS(1)(2)
------------------------                               ------------  -----------
Dr. Samuel H. Lasko...................................   383,750(3)      7.9%
Jonathan S. Lasko.....................................   380,000         7.8%
Richard Power.........................................    75,000           *
Steven Shulman........................................    75,000           *
Milton Namiot(4)......................................
All Directors and Executive Officers as a Group (6
 persons).............................................   913,750        18.7%

--------
  *Less than five percent
(1) In each case the beneficial owner has sole voting and investment power except that shares held by Dr. Samuel H. Lasko are held in joint tenancy with his wife Arlene Lasko and the shares held by Jonathan S. Lasko are held in joint tenancy with his wife Ellen J. Lasko.
(2) The calculation of percent of class is based upon the number of shares of common stock outstanding as of September 30, 1997.
(3) Includes 3,750 shares held for the benefit of Dr. Lasko's minor child.
(4) In December, 1997, following the sale of the Deering subsidiary's business, Mr. Namiot resigned as an officer and director of the Company.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In September, 1995, in a tax-free reorganization under federal income tax laws and rules, Bon Adventure Kosher Tours, Inc. ("BAKT") was merged into the Company. In connection with such merger, Samuel H. Lasko received 672,500 shares of the Company in exchange for his shares of common stock of BAKT, and Jonathan S. Lasko received 632,500 shares of the Company in exchange for his shares of common stock of BAKT.

  In December, 1995, in separate tax-free reorganizations, the Company acquired from Samuel Lasko and Jonathan Lasko all of the outstanding stock of A&E Management Corp. and The Lasko Companies, Inc. In connection with such reorganizations, Samuel H. Lasko and Jonathan S. Lasko each received 30,000 shares of the Company in exchange for his respective shares of A&E Management Corp. and 25,000 shares of the Company in exchange for his respective shares of The Lasko Companies, Inc.

  In December, 1995, the Company acquired from Irving Kraut, an unaffiliated party, all of the issued and outstanding shares of common stock of Prime Concern Kosher Foods, Inc. in exchange for 250,000 shares of Common Stock of the Company.

  Effective July 1, 1995, A&E Management Corp. ("A&E") and Prime Concern Kosher Foods, Inc. ("Prime Concern") entered into an agreement whereby A&E provided certain management services to Prime Concern and acted as the primary operator of the Deli Maven, Prime Concern's retail kosher delicatessen in Boca Raton, Florida, for a period of six months for a non-refundable fee of $50,000 payable on the earlier of the closing of the Company's public offering or March 31, 1996. As noted, the Company's public offering was closed on December 11, 1995.

  Samuel Lasko loaned Terrace Holdings, Inc., The Lasko Companies, Inc. and A&E Management Corp. the sums of $7,276, $42,715 and $235,558, respectively, or an aggregate of $285,549. Each loan provided interest at the prime rate of interest and principal and interest due on demand. $100,000 of principal of these loans was repaid from the proceeds of the Company's offering. Pursuant to agreements, the remaining principal of $185,549, together with all accrued interest, was payable out of the Company's working capital in twelve equal monthly installments commencing in December, 1995. At December 31, 1996, the principal balance of these loans was paid in full.

  In connection with the DownEast acquisition, the Company issued to each of Samuel H. Lasko and Jonathan D. Lasko (collectively the "Laskos") warrants to purchase 375,000 shares of the Company's common stock at $1.1875 per share. Messrs. Laskos surrendered their respective performance options to purchase up to 750,000 shares of the Company's common stock, contained in their respective Employment Agreements. In addition, they entered into an option agreement to purchase the businesses, assets or capital stock of three of the Company's wholly owned subsidiaries, The Lasko Family Kosher Tours, Inc., The Lasko Companies, Inc. and A&E Management, Inc. at the fair market value thereof to be independently determined. The option is exercisable for approximately three years commencing April 1, 1998 until February 17, 2001, or earlier under certain circumstances, is subject to shareholders' approval, and to receipt of an independent "fairness opinion" determining the option purchase price.

  A-One-A Produce & Provisions, Inc. leases approximately 55,000 square feet at 1351 N.W. 22nd Street, Pompano Beach, Florida, for use as its principal offices and warehouse. The lease term is for five years with two five year options to extend expiring July 31, 2002 at an annual rental of $220,000. The Pompano Beach facility is owned by an affiliate of Messrs. Scarbrough and Davis. A lease for this facility was negotiated as part of the A-One-A acquisition. Under the lease, the Company has an option to purchase the land and building in Pompano Beach, Florida at a purchase price of $2,000,000 until December, 1998.

  In July, 1997, the Company loaned $30,000 to its then wholly-owned subsidiary, Deering Ice Cream, Inc. As a result of the consummation of the sale of the assets of Deering to a subsidiary of Fieldbrook Farms, Inc., this loan was terminated.

                          SELLING SECURITIES HOLDERS

  The following table sets forth the record and beneficial ownership by each of the Selling Securities Holders, the number of shares of Common Stock or Warrants to be offered by each and the ownership of the Common Stock after the sale of the shares offered hereby as of the date of this Prospectus. No person owned of record or beneficially more than 10% of the Common Stock of the Company. The Selling Securities Holders will not pay any of the expenses incident to the offering made by this Prospectus other than any sales, commissions or concessions applicable to the securities offered by them hereby. A registration statement of which this Prospectus is a part covers securities held by others who may be precluded from public sale until some time in the future, the Company, at its expense, will amend this Prospectus to include such securities holders and their securities prior to any public sales thereof.

                                                                     PERCENTAGE
                                                           COMMON    OWNERSHIP
                            PREFERRED           COMMON   STOCK AFTER   AFTER
NAME                          STOCK   WARRANTS   STOCK    OFFERING    OFFERING
----                        --------- --------- -------  ----------- ----------
Aboukhater, Houssam........   50,000    100,000                            %
Abresch, John P............   12,500     25,000                            %
Anom Trust, The............   25,000     50,000                            %
Barclay Partners...........                      75,000                    %
Bear Stearns as IRA
 Custodian f/b/o: Jack
 Shaffer...................   12,500     25,000                            %
Biltmore Securities, Inc...  156,325  1,062,650 250,000*                   %
Carpionato, Alfred.........  125,000    250,000                            %
Dunn, Bryan R..............   12,500     25,000                            %
Feinberg, Michael..........                     200,000                    %
Gelfand, Mark E............   12,500     25,000                            %
Gildea, John W.............   12,500     25,000                            %
Haber, Sidney and Linda....   25,000     50,000                            %
Healthcare Financial
 Corporation, LLC..........   25,000     50,000                            %
Herman, Bryan..............   62,500    125,000                            %
Katz Investments II........   50,000    100,000                            %
Kaufman, Howard............  125,000    250,000                            %
Kraut, Dr. Irving..........  125,000    250,000                            %
Kulman, Craig..............   12,500     25,000                            %
Lipsky, Alan...............   62,500    125,000                            %
Lyons Community Property
 Trust, Phillip N. Lyons,
 Trustee...................  150,000    300,000                            %
Masada I Limited
 Partnership...............   12,500     25,000                            %
NAC Group, Inc.............   25,000     50,000                            %
Namiot, Milton.............   12,500     25,000                            %
O'Donnell, William P.......   12,500     25,000                            %
O'Herron, Jonathan.........   50,000    100,000                            %
PaineWebber as IRA
 Custodian
 f/b/o Thomas L. Rea.......    8,500     17,000                            %
PaineWebber as SEP-IRA
 Custodian
 f/b/o Thomas L. Rea.......    4,000      8,000                            %
Pollis, II, John P.........   12,500     25,000                            %
Power, Richard D...........   50,000    100,000                            %
Pronesti, Thomas M.........   12,500     25,000                            %
Riggio, Roy A..............   12,500     25,000                            %
Rothstein, Martin..........  100,000    200,000                            %
Rubin, Dr. Bernard.........   15,000     30,000                            %

                                                                     PERCENTAGE
                                                           COMMON    OWNERSHIP
                             PREFERRED           COMMON  STOCK AFTER   AFTER
NAME                           STOCK   WARRANTS   STOCK   OFFERING    OFFERING
----                         --------- --------- ------- ----------- ----------
Shriver, III, Robert S.,
 P/S/P dated 1/1/89,
 Robert S. Shriver, Trustee.    12,500    25,000                           %
Shulman, Steven (IRA
 Account)...................    50,000   100,000                           %
Sitzer, Marc J..............    12,500    25,000                           %
Waldman, Cory...............    25,000    50,000                           %
Westport Capital Markets,
 LLC........................    15,000    30,000                           %
                             --------- --------- -------     ---        ----
    Total................... 1,498,825 3,747,650 525,000                   %
                             ========= ========= =======     ===        ====



--------
*Biltmore Securities has notified the Company that it intends to exercise its warrants to purchase these shares.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

  The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.001 per share, of which 5,081,400 shares are currently outstanding. Assuming exercise of all the Warrants, there will be 11,656,550 shares of Common Stock outstanding.

  Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefor, subject to any priority as to dividends for any preferred stock that may be outstanding. The Preferred Stock currently authorized and outstanding is non-voting stock unless or until it is converted into Common Stock. Each share of Preferred Stock is convertible into two shares of Common Stock. Holders of Common Stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of Directors. The holders of more than fifty percent of the Common Stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of shareholders and the vote of the holders of a majority of Common Stock present at such a meeting will decide any question brought before such meeting, except for certain actions such as the election of directors, amendments to the Company's Certificate of Incorporation, mergers or dissolutions which require the vote of the holders of a majority of the outstanding Common Stock. Upon liquidation or dissolution, the holder of each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to such shareholder after the payment of all debts and other liabilities and after distributions to preferred shareholders, if any, legally entitled hereto. No holder of Common Stock has any preemptive or preferential rights to purchase or subscribe for any part of any unissued or any additional authorized stock or any securities of the Company convertible into shares of its stock. The outstanding shares of Common Stock are, and the Common Stock offered hereby will be, fully paid and nonassessable.

PREFERRED STOCK

  The Company is authorized to issue 10,000,000 shares of Preferred Stock, $.001 par value, of which 1,523,825 shares are currently outstanding. The Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors is authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversion rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series not inconsistent with the provisions of the Certificate of Incorporation. The outstanding shares of Preferred Stock are each convertible into two shares of Common Stock at the option of the holder and automatically are converted on July 31, 1998, if not converted prior to that date.

WARRANTS

  In addition to the 6,575,150 Warrants currently outstanding, an aggregate of 250,000 warrants were issued by the Company in connection with the DownEast transaction ("DownEast Warrants"), 40,000 warrants have been issued to two directors in recognition of their services to the Company ("Directors Warrants") and 200,000 Class B Warrants were issued prior to the Company's initial public offering. All of these warrants are identical to the Warrants, except that the exercise price of the DownEast Warrants and the Directors Warrants is $1.1875, and the exercise price of the Class B Warrants is $10.00. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $4.00 per share, subject to adjustment, until December 5, 2000. No holder, as such, of Warrants shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose whatsoever until such Warrants have been duly exercised and the purchase price has been paid in full. Each Warrant is redeemable by the Company for $.05 per Warrant, at any time, upon thirty days' prior written notice, if the last reported sale price or average closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, NASDAQ or the National Quotation

Bureau Incorporated, as the case may be, exceeds $9.00 per share for twenty consecutive trading days ending within ten days prior to the date of the notice of redemption. Any right to exercise a Warrant will terminate at 5:00 p.m. (New York time) on the business day immediately preceding the date of redemption.

  Upon thirty days' written notice to all holders of Warrants, the Company has the right, subject to compliance with applicable Commission rules, to reduce the exercise price or extend the term of the Warrants. The Warrants will be entitled to the benefit of adjustments in the exercise price of the Warrants and in the number of shares of Common Stock or other securities delivered upon the exercise thereof in the event of a stock dividend, stock split, reclassification, reorganization, consolidation or merger.

  During the 60-day period commencing on the date of this Prospectus, to and
including 5:00 p.m., New York time, on                 , 1998, subject to
extension in the sole discretion of the Company ("Temporary Exercise Period"), the Company has reduced temporarily the exercise price of the Warrants from $4.00 to $1.25. After the expiration of the Temporary Exercise Period, the exercise price of the Warrants will return to the original $4.00 per share for the balance of the term of the Warrants. See "Plan of Distribution."

  The Warrants may be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Warrants are not registered, or qualified for sale in the state in which a Warrant holder resides, such Warrant holder might not be permitted to exercise the Warrants.

  Warrant certificates may be exchanged for new certificates of different denominations and may be exercised or transferred by presenting them at the office of the transfer agent. Holders of the Warrants may sell the Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will continue as to such Warrants. If the Company is unable to qualify its Common Stock underlying such Warrants for sale in any state, holders of the Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

  Each Warrant may be exercised by surrendering the Warrant certificate, with the formal election to purchase on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. Prior to their expiration or redemption by the Company, the Warrants may be exercised in whole or, from time to time, in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

  Holders of the Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants are not entitled to participate in any distribution of the Company's assets.

  For the life of the Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock of the Company. The exercise of the Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and will also result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely effected through the period that the Warrants remain exercisable. The holders of these Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

  Because the Warrants may be transferred, it is possible that they may be acquired by persons residing in states where the Company has not registered, or is exempt from registration, such that the shares of Common Stock underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those states would have no choice but to attempt to sell their Warrants or let them expire unexercised. Also, it is possible that the Company may be unable, for any reason, to cause a registration statement covering the Common Stock underlying the Warrants to be in effect when they are exercisable. In such event, the Warrants may expire unless extended by the Company because a registration statement, including audited financial statements, must be in effect in order for Warrant holders to exercise their Warrants.

SHARES ELIGIBLE FOR FUTURE SALE

  2,268,900 of the 5,081,400 shares of Common Stock currently are "restricted securities" as that term is defined under the Securities Act and in the future may only be sold in compliance with Rules 144 and 144A promulgated under the Securities Act or pursuant to an effective registration statement. Rule 144 provides, in essence, that a person (including a group of persons whose shares are aggregated) and including any person who may be deemed an "affiliate" of the Company, as that term is defined under the Securities Act, who has satisfied a one-year holding period for such restricted securities may sell within any three-month period, under certain circumstances, an amount of restricted securities which does not exceed the greater of 1% of that class of the Company's outstanding securities or the average weekly trading volume of that class of securities during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. In addition, pursuant to Rule 144, persons who are not affiliated with the Company and who have held their restricted securities for at least two years are not subject to the quantity limitations or the manner of sale restrictions of the rule.

  Sales of shares by the Company's current shareholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock in any market for the Company's securities that may develop. To the extent that these shares enter the market, the value of the Common Stock in the over-the-counter market may be reduced. See "Risk Factors" and "Description of Securities".

  Commission Rule 144A permits unlimited resales of restricted securities of any issuer provided that the purchaser is a qualified institutional buyer (as that term is defined therein) that at the end of its most recent fiscal year has assets invested in securities of non-affiliated entities that were purchased for a total of more than $100 million. Rule 144A allows holders of restricted shares of the Company to sell such shares to such institutions without regard to any volume or other restrictions.

  In the event that shares of Common Stock which are not currently saleable become saleable by means of registration, eligibility for sale under Rule 144 or otherwise and the holders of such shares of Common Stock elect to sell such shares of Common Stock in the public market, there is likely to be a negative effect on the market price of the Company's securities and on the ability of the Company to obtain additional equity financing. No predictions can be made as to the effect, if any, that sales of the Common Stock or the exercise of the Warrants or the availability of Common Stock for sale will have on the market price of such securities prevailing from time to time. Nevertheless, the foregoing could adversely affect prevailing market prices. See "Risk Factors" and "Description of Securities".

  Sales of substantial amounts of shares of Common Stock, pursuant to Rule 144, Rule 144A or otherwise, could adversely affect the market prices of the Common Stock, and/or the Warrants, and may make it more difficult for the Company to sell equity securities in the future at a time and price that it deems appropriate. See "Risk Factors".

TRADING SYMBOLS

  The Common Stock and the Warrants are listed for quotation on NASDAQ under the symbols "THIS" and "THISW", respectively, and the Preferred Stock being
offered hereby under the symbol          . There can be no assurances that an
active trading market will continue.

TRANSFER AGENT AND WARRANT AGENT

  The transfer agent for the Company's Common Stock and its Warrant Agent for the Public and Preferred Warrants is American Stock Transfer and Trust Company, New York, New York.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

  The Company is not subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exemptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested shareholder" for a period of three years from the date that such person became an interested shareholders unless: (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. An "interested shareholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder.

                             PLAN OF DISTRIBUTION

WARRANT SOLICITATION FEE

  To the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. and the rules and regulations of the Commission, the Company has agreed to pay to the Soliciting Agent a warrant solicitation fee equal to 4% of the then current exercise price for each solicited Warrant exercised, payable upon exercise of the Warrant. However, no compensation will be paid to the Soliciting Agent in connection with the exercise of the Warrants if (a) the market price of the underlying shares of Common Stock is lower than the then current exercise price of the Warrants,
(b) the Warrants are held in a discretionary account, except where prior specific written approval for the exercise has been received, (c) the Warrants are exercised in an unsolicited transaction, (d) the Soliciting Agent has not provided bona fide services in connection with the solicitation of the Warrant, (e) the holder of the Warrant has not in writing designated the Soliciting Agent as the party to receive the solicitation fee, or (f) these compensation arrangements have not been disclosed at the time of the exercise. In addition, unless exempt from Regulation M promulgated by the Commission, the Soliciting Agent will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities until the later of the termination of such solicitations activities or the termination by waiver or otherwise of any right the Soliciting Agent may have to receive a fee for the exercise of the Warrants following such solicitation.

INVESTMENT BANKING AGREEMENT

  On July 1, 1997, the Company entered into an Investment Banking Agreement with Biltmore Securities under which for a period of three years Biltmore is to provide services including, without limitation, (i) review of business plans and projections; (ii) review of financial data as it relates to raising financing; (iii) advising on the Company's capital structure and on alternatives for raising capital; (iv) reviewing and advising on prospective mergers and acquisitions, and on any financing required to complete such transactions; (v) advising on issues relating to public offerings; (vi) providing fairness opinions; (vii) reviewing managerial needs; and (viii) advising on issues relating to financial public relations. In consideration, the Company issued to Biltmore and its assignees Warrants to purchase 750,000 shares of Common Stock of the Company on the same terms and conditions, rights and obligations, as the Warrants offered and sold by the Company to the public in its public offering of December 5, 1995, and those Warrants sold and privately placed to accredited investors in its "preferred private placement" of July 7, 1997. See "Selling Securities Holders."

SALES OF SHARES OF COMMON STOCK

  Subject to the "lock-up agreements" discussed below, certain current shareholders may sell their shares from time to time following the date of this Prospectus through the Soliciting Agent or any other registered broker/dealer. Any commissions paid to such broker/dealers will be paid by those certain current shareholders and not the Company. Any of those certain current shareholders may be required to deliver a copy of this Prospectus with such sales. Accordingly, the Company may be required to update and amend this Prospectus to keep it current in accordance with applicable laws, rules and regulations.

                                    EXPERTS

  The financial statements included in this Prospectus have been audited by Moore Stephens, P.C., independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

  Certain legal matters, including the legality of the issuance of the securities offering hereby, are being passed upon for the Company by Fishman, Merrick, Miller, Genelly, Springer, Klimek & Anderson, P.C., 30 North LaSalle Street, Chicago, Illinois 60602.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission, a registration statement under the Securities Act on Form SB-2 ("Registration Statement") with respect to the securities offered hereby. No distribution of these securities will be made until the Registration Statement, as it may be amended, has been declared effective. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits thereto. All of these documents may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at the prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                         INDEX TO FINANCIAL STATEMENTS

                                                                       PAGE(S)
                                                                      ---------
Pro Forma Combined Financial Statements (Unaudited).................. P-2
  Statement of Operations for the Period ended September 30, 1997.... P-3
  Statement of Operations for the Year ended December 31, 1996....... P-4
  Note to Pro Forma Financial Statements............................. P-5
Report of Independent Auditors (Terrace Holdings, Inc.).............. F-1
Financial Statements
  Balance Sheets as of September 30, 1997 (unaudited) and December
   31, 1996.......................................................... F-2
  Consolidated Statements of Operations for the years ended December
   31, 1995 and 1996 and nine months ended September 30, 1996 and
   1997 (unaudited).................................................. F-3
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1995 and 1996........................................ F-4
  Statements of Cash Flows for the years ended December 31, 1995 and
   1996 and the nine months ended September 30, 1996 and 1997
   (unaudited)....................................................... F-5
  Notes to Consolidated Financial Statements......................... F-6-F-17
Report of Independent Auditors (A One A Wholesale Produce, Inc.)..... F-18
Financial Statements
  Balance Sheets as of June 30, 1997 (unaudited) and December 25,
   1996.............................................................. F-19
  Statements of Operations for the years ended December 27, 1995 and
   December 25, 1996, and six months ended June 30, 1996 and 1997
   (unaudited)....................................................... F-20
  Statements of Stockholders' Equity for the years ended December 27,
   1995 and December 25, 1996........................................ F-21
  Statements of Cash Flows for the years ended December 27, 1995 and
   December 25, 1996, and six months ended June 30, 1996 and 1997
   (unaudited)....................................................... F-22
  Notes to Financial Statements...................................... F-23-F-28

                            TERRACE HOLDINGS, INC.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  The following pro forma condensed statements of operations for the nine months ended September 30, 1997, and the year ended December 31, 1996, give effect to the following:

    (1) The sale of the Company's Deering Ice Cream, Inc. subsidiary.

    (2) The sale of the Lasko Companies, Inc., A&E Management, Inc. and the Lasko Family Kosher Tours referred collectively as "Hospitality
  Subsidiaries."

    (3) The Acquisition of A One A Wholesale Produce, Inc.

  The pro forma combined statements of operations give effect to these transactions as if they had occurred at the beginning of the fiscal year presented and were carried forward through interim period presented. The future historical statements of operations will reflect the effects of these transactions from the date on which they occurred.

  The pro forma combined statements have been prepared by the Company's management based upon the historical financial statements of the Company and A One A Wholesale, Inc. These pro forma statements may not be indicative of the results that actually would have occurred if the divestments had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein.

                            TERRACE HOLDINGS, INC.

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE PERIOD ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                HISTORICALS
                         -------------------------
                                         A ONE A
                            TERRACE     WHOLESALE,
                         HOLDINGS, INC.  INC. SIX
                          NINE MONTHS     MONTHS
                             ENDED        ENDED
                         SEPTEMBER 30,   JUNE 30,    PRO FORMA      PRO FORMA
                              1997        1997*     ADJUSTMENTS     COMBINED
                         -------------- ----------  -----------    -----------
Revenue.................   $3,574,304   $8,180,688   $     --      $11,754,992
Cost of Sales...........    2,671,090    5,771,292         --        8,442,382
                           ----------   ----------   ---------     -----------
    Gross Profit........      903,214    2,409,396         --        3,312,610
Selling, General and
 Administrative
 Expenses...............                               290,495(1)
                            1,231,151    1,883,273      77,659(3)    3,482,578
                           ----------   ----------   ---------     -----------
(Loss) Income from
 Operations.............     (327,937)     526,123    (368,154)       (169,968)
Other Income (Expense):
  Interest Expense......      (28,556)     (17,432)        --          (45,988)
                           ----------   ----------   ---------     -----------
(Loss) from Continuing
 Operations Before
 Income Taxes...........     (356,493)     508,691    (368,154)       (215,956)
Income Taxes............          --       203,476    (203,476)(2)         --
                           ----------   ----------   ---------     -----------
    (Loss) Income from
     Continuing
     Operations.........   $ (356,493)  $  305,215   $(164,678)    $  (215,956)
                           ==========   ==========   =========     ===========
    (Loss) Per Share....   $     (.08)                             $      (.04)
                           ==========                              ===========
    Weighted Average
     Shares Outstanding.    4,498,066                                4,998,066
                           ==========                              ===========

--------
* The Registrant's September 30, 1997 statement of operations includes the statement of operations for A One A Wholesale Produce, Inc. for the quarter then ended.

                             TERRACE HOLDINGS, INC.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                HISTORICALS
                         --------------------------
                                          A ONE A
                            TERRACE     WHOLESALE,
                         HOLDINGS, INC.    INC.
                          DECEMBER 31,   DECEMBER     PRO FORMA       PRO FORMA
                              1996       25, 1996    ADJUSTMENTS      COMBINED
                         -------------- -----------  -----------     -----------
Revenue.................   $     --     $14,497,109  $       --      $14,497,109
Cost of Sales...........         --      10,306,550          --       10,306,550
                           ---------    -----------  -----------     -----------
    Gross Profit........         --       4,190,559          --        4,190,559
                           ---------    -----------  -----------     -----------
Operating Expenses:
  Selling, General and
   Administrative
   Expenses.............     348,439      3,806,666      442,495(1)    4,597,600
  Loss on Disposal......     129,826            --       155,317(3)      285,143
                           ---------    -----------  -----------     -----------
    Total Operating
     Expenses...........     478,265      3,806,666      597,812       4,882,743
                           ---------    -----------  -----------     -----------
    (Loss) Income from
     Operations.........    (478,265)       383,893     (597,812)       (692,184)
                           ---------    -----------  -----------     -----------
Other Income (Expense):
  Interest Expense......         --         (15,396)         --          (15,396)
  Interest Income.......         --          10,306          --           10,306
                           ---------    -----------  -----------     -----------
    Total Other
     (Expense)..........         --          (5,090)         --           (5,090)
                           ---------    -----------  -----------     -----------
(Loss) Income Before
 Income Taxes...........    (478,265)       378,803     (597,812)       (697,274)
Income Taxes............         --         151,521     (151,521)(2)         --
                           ---------    -----------  -----------     -----------
    Net (Loss) Income...   $(478,265)   $   227,282  $  (446,291)    $  (697,274)
                           =========    ===========  ===========     ===========
    Net (Loss) Per
     Share..............   $    (.15)   $       .07                  $      (.14)
                           =========    ===========                  ===========
Weighted Average Shares
 outstanding............   3,312,500      3,312,500                    3,812,500
                           =========    ===========                  ===========

                             TERRACE HOLDINGS, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

  As of December 17, 1997, the Company sold its Deering Ice Cream, Inc. subsidiary and anticipates the sale of its Hospitality Subsidiaries during the first quarter of 1998.

INCOME STATEMENT ADJUSTMENTS:

                                                           ANNUAL     INTERIM
                                                         ----------  ---------
  (1) To reflect corporate overhead expenses which will
      remain with publicly-held company                  $  442,495  $ 290,495
                                                         ==========  =========
  (2) To reflect reduction of income tax expense as
      computed on a consolidated basis                   $ (151,521) $(203,476)
                                                         ==========  =========
  (3) To reflect the amortization of goodwill
      associated with the A One A acquisition            $  155,317  $  77,659
                                                         ==========  =========

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Terrace Holdings, Inc.

  We have audited the accompanying consolidated balance sheet of Terrace Holdings, Inc. and its subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Terrace Holdings, Inc. and its subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Moore Stephens, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
February 17, 1997

                             TERRACE HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                      SEPTEMBER 30, DECEMBER 31,
ASSETS:                                                   1997          1996
-------                                               ------------- ------------
                                                       (UNAUDITED)
Current Assets:
  Cash and Cash Equivalents.........................   $   76,177    $1,570,907
  Accounts Receivable...............................    1,336,655       123,243
  Other Receivables.................................    1,312,621
  Inventory.........................................      123,347        27,239
  Other Current Assets..............................       67,012        70,779
                                                       ----------    ----------
    Total Current Assets............................    2,915,812     1,792,168
Property and Equipment--Net At Cost.................      616,738       392,741
Intangible Assets (Net of Accumulated Amortization).    3,830,174       415,125
Other Assets........................................          --        190,432
                                                       ----------    ----------
  Total Assets......................................   $7,362,724    $2,790,466
                                                       ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
-------------------------------------
Current Liabilities:
  Accounts Payable and Accrued Expenses.............   $  988,711    $  168,164
  Accrued Payroll and Payroll Taxes.................       79,597        28,024
  Deferred Revenue..................................          --        186,412
  Notes Payable.....................................      162,684           --
  Line of Credit....................................    1,025,900           --
  Provision for Phase-Out Costs.....................      475,000           --
                                                       ----------    ----------
    Total Current Liabilities.......................    2,731,892       382,600
                                                       ----------    ----------
Long-Term Debt......................................      116,352           --
                                                       ----------    ----------
Commitments and Contingencies.......................          --            --
                                                       ----------    ----------
    Total Liabilities...............................    2,848,244       382,600
                                                       ----------    ----------
Stockholders' Equity:
  Convertible Preferred Stock, $.001 Par Value,
   10,000,000 Shares Authorized, 1,400,000 Shares
   Issued and Outstanding...........................    2,800,000           --
  Common Stock--$.001 Par Value, 25,000,000 and
   10,000,000 Shares Authorized, 4,881,400 and
   3,312,500 Issued and Outstanding, Respectively...        4,881         3,313
  Additional Paid-in Capital........................    6,766,611     3,945,948
  Retained Earnings (Deficit).......................   (5,057,012)   (1,541,395)
                                                       ----------    ----------
    Total Stockholders' Equity......................    4,514,480     2,407,866
                                                       ----------    ----------
    Total Liabilities and Stockholders' Equity......   $7,362,724    $2,790,466
                                                       ==========    ==========

                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 NINE MONTHS ENDED           YEAR ENDED
                                   SEPTEMBER 30,            DECEMBER 31,
                               -----------------------  ----------------------
                                  1997         1996        1996        1995
                               -----------  ----------  -----------  ---------
                               (UNAUDITED)  (UNAUDITED)
Revenue....................... $ 3,574,304  $     --    $       --   $     --
Cost of Sales.................   2,671,090        --            --         --
                               -----------  ---------   -----------  ---------
    Gross Profit..............     903,214        --            --         --
                               -----------  ---------   -----------  ---------
Operating Expenses:
  Selling, General and
   Administrative Expenses....   1,231,151    249,976       348,439     41,500
  Loss on Disposal............         --     129,826       129,826        --
                               -----------  ---------   -----------  ---------
    Total Operating Expenses..   1,231,151    379,802       478,265     41,500
                               -----------  ---------   -----------  ---------
    (Loss) from Operations....    (327,937)  (379,802)     (478,265)   (41,500)
Other (Expense):
  Interest Expense............     (28,556)       --            --         --
                               -----------  ---------   -----------  ---------
    (Loss) From Continuing
     Operations...............    (356,493)  (379,802)     (478,265)   (41,500)
Discontinued Operations:
  (Loss) from Operations of
   Discontinued Business
   Segments (Net of Income
   Taxes of $450,000).........    (226,896)  (584,688)     (677,762)  (549,654)
  (Loss) on Disposal of
   Business Segments,
   including Provision of
   $475,000 for Operating Loss
   during the Phase Out Period
   (Less Applicable Income
   Taxes of $-0-).............  (2,932,228)       --            --         --
                               -----------  ---------   -----------  ---------
    Net (Loss) Income......... $(3,515,617) $(964,490)  $(1,156,027) $(591,154)
                               ===========  =========   ===========  =========
(Loss) Per Share:
  (Loss) from Continuing
   Operations................. $      (.08) $    (.11)  $      (.15) $    (.02)
  (Loss) from Operations of
   Discontinued Business
   Segments (Net of Income
   Tax).......................        (.05)      (.18)         (.20)      (.31)
  (Loss) on Disposal of
   Discontinued Business
   Segments...................        (.66)       --            --         --
                               -----------  ---------   -----------  ---------
Net (Loss) Per Share.......... $      (.79) $    (.29)  $      (.35) $    (.33)
                               ===========  =========   ===========  =========
Weighted Average Shares
 Outstanding..................   4,498,066  3,312,500     3,312,500  1,791,643
                               ===========  =========   ===========  =========

                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                              CONVERTIBLE
                            PREFERRED STOCK      COMMON STOCK   ADDITIONAL   RETAINED        TOTAL
                          -------------------- ----------------  PAID-IN     EARNINGS    STOCKHOLDERS'
                           SHARES     AMOUNT    SHARES   AMOUNT  CAPITAL     (DEFICIT)      EQUITY
                          --------- ---------- --------- ------ ----------  -----------  -------------
Balance--January 1, 1995        --  $      --  1,675,000 $1,675 $      (75) $  (230,557)  $ (228,957)
 S Corp. Distributions..        --         --        --     --         --      (338,162)    (338,162)
 Initial Public Offering
  (Net of Offering Costs
  of $1,043,459)........        --         --  1,437,500  1,438  4,345,728          --     4,347,166
 Issuance of Bridge
  Units.................        --         --    200,000    200    374,800          --       375,000
 Reclassification upon
  Termination of
  Subchapter S Election.        --         --        --     --    (774,505)     774,505          --
 Net (Loss).............        --         --        --     --         --      (591,154)    (591,154)
                          --------- ---------- --------- ------ ----------  -----------   ----------
Balance--December 31,
 1995...................        --         --  3,312,500  3,313  3,945,948     (385,368)   3,563,893
 Net (Loss).............        --         --        --     --         --    (1,156,027)  (1,156,027)
                          --------- ---------- --------- ------ ----------  -----------   ----------
Balance--December 31,
 1996...................        --         --  3,312,500  3,313  3,945,948   (1,541,395)   2,407,866
 Asset Acquisitions.....        --         --  1,568,900  1,568  2,820,663          --     2,822,231
 Private Placement......  1,400,000  2,800,000       --     --         --           --     2,800,000
 Net (Loss).............        --         --        --     --         --    (3,515,617)  (3,515,617)
                          --------- ---------- --------- ------ ----------  -----------   ----------
Balance--September 30,
 1997 (Unaudited).......  1,400,000 $2,800,000 4,881,400 $4,881 $6,766,611  $(5,057,012)  $4,514,480
                          ========= ========== ========= ====== ==========  ===========   ==========


                See Notes to Consolidated Financial Statements.

                             TERRACE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 NINE MONTHS ENDED           YEARS ENDED
                                   SEPTEMBER 30,             DECEMBER 31,
                              ------------------------  -----------------------
                                 1997         1996         1996         1995
                              -----------  -----------  -----------  ----------
                              (UNAUDITED)  (UNAUDITED)
OPERATING ACTIVITIES:
Net (Loss) from Continuing
 Operations.................  $  (356,493) $       --   $       --   $      --
                              -----------  -----------  -----------  ----------
Adjustments to Reconcile Net
 (Loss) to Net Cash (Used
 for) Provided by Operating
 Activities:
 Depreciation and
  Amortization..............       29,059          --           --          --
 Loss on Disposal of
  Assets....................          --           --           --          --
Changes in Assets and
 Liabilities:
 (Increase) Decrease in:
   Accounts Receivable......     (331,718)         --           --          --
   Inventory................       (3,619)         --           --          --
   Other Current Assets.....       41,859          --           --          --
   Other Assets.............      111,703          --           --          --
 Increase (Decrease) in:
   Accounts Payable and
    Accrued Expenses........      394,499          --           --          --
   Payroll Taxes Payable....          --           --           --          --
   Deferred Revenue.........          --           --           --          --
                              -----------  -----------  -----------  ----------
     Total Adjustments......      241,783          --           --          --
                              -----------  -----------  -----------  ----------
     Net Cash--Continuing
      Operations--Forward...     (114,710)         --           --          --
                              -----------  -----------  -----------  ----------
DISCONTINUED OPERATIONS:
(Loss) From Discontinued
 Operations.................     (226,896)    (964,490)  (1,156,027)   (591,154)
Adjustments to Reconcile Net
 (Loss) to Net Cash
 Operations:
 Depreciation and
  Amortization..............      306,635      323,620      340,086      35,635
 Bad Debts..................
Changes in Net Assets,
 Liabilities and Losses.....     (893,143)    (155,846)    (165,304)    607,012
                              -----------  -----------  -----------  ----------
   Net Cash--Discontinued
    Operations--Forward.....  $  (813,404) $  (796,716) $  (981,245) $   51,493
   Net Cash--Continuing
    Activities--Forwarded...  $  (114,710) $       --   $       --   $      --
                              -----------  -----------  -----------  ----------
   Net Cash--Discontinued
    Operations--Forwarded...     (813,404)    (796,716)    (981,245)     51,493
                              -----------  -----------  -----------  ----------
INVESTING ACTIVITIES--
 CONTINUING OPERATIONS:
Acquisition of Assets.......     (108,351)    (177,091)    (179,308)   (381,525)
Acquisition of Intangible
 Asset......................          --      (675,000)    (675,000)        --
Purchase of A One A
 Wholesale--Net of Cash
 Acquired...................   (3,068,570)         --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Investing
    Activities--Continuing
    Operations--Forward.....   (3,176,921)    (852,091)    (854,308)   (381,525)
                              -----------  -----------  -----------  ----------
INVESTING ACTIVITIES--
 DISCONTINUED OPERATIONS:
Acquisition of Assets.......   (1,132,793)         --           --          --
Purchase of DownEast Frozen
 Desserts, LLC--Net of Cash
 Acquired...................      (40,138)         --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Investing
    Activities--Discontinued
    Operations--Forward.....   (1,172,931)         --           --          --
                              -----------  -----------  -----------  ----------
FINANCING ACTIVITIES--
 CONTINUING OPERATIONS:
Cash Proceeds from Initial
 Public Offering............          --           --           --    4,642,769
Offering Costs..............          --           --           --     (295,603)
Proceeds from Notes Payable.      100,000          --           --      410,000
Payment of Notes Payable....      (29,180)     (10,000)     (10,000)   (530,000)
Payments of Demand Notes
 Payable--Stockholders and
 Related Parties............          --      (153,380)    (185,549)        --
Proceeds from Demand Notes
 Payable--Stockholders and
 Related Parties............          --           --           --       12,630
Proceeds from Line of
 Credit.....................    1,025,900          --
S Corp. Distributions.......          --           --           --     (338,162)
Bank Overdrafts.............          --           --           --      (39,373)
Proceeds from Issuance of
 Convertible Preferred
 Stock......................    2,800,000          --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Financing
    Activities--Continuing
    Operations--Forward.....  $ 3,896,720  $  (163,380) $  (195,549) $3,862,261
   Net Cash--Continuing
    Activities--Forwarded...  $  (114,710) $  (796,716) $  (981,245) $   51,493
                              -----------  -----------  -----------  ----------
   Net Cash--Discontinued
    Operations--Forwarded...     (813,404)         --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Investing
    Activities--Continuing
    Operations--Forwarded...   (3,176,921)    (852,091)    (854,308)   (381,525)
                              -----------  -----------  -----------  ----------
   Net Cash--Investing
    Activities--Discontinued
    Operations--Forwarded...   (1,172,931)         --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Financing
    Activities--Continuing
    Operations--Forwarded...    3,896,720     (163,380)    (195,549)  3,862,261
                              -----------  -----------  -----------  ----------
FINANCING ACTIVITIES--
 DISCONTINUED OPERATIONS:
Proceeds of Demand Notes
 Payable....................    2,459,141          --           --          --
Payment of Demand Notes
 Payable....................   (1,063,148)         --           --          --
                              -----------  -----------  -----------  ----------
   Net Cash--Financing
    Activities--Discontinued
    Operations..............    1,395,993          --           --          --
                              -----------  -----------  -----------  ----------
   Net Increase (Decrease)
    in Cash and Cash
    Equivalents.............       14,747   (1,812,187)  (2,031,102)  3,532,229
Cash and Cash Equivalents--
 Beginning of Periods.......       61,430    3,602,009    3,602,009      69,780
                              -----------  -----------  -----------  ----------
Cash and Cash Equivalents--
 End of Periods.............  $    76,177  $ 1,789,822  $ 1,570,907  $3,602,009
                              ===========  ===========  ===========  ==========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
Cash paid during the periods
 for:
 Interest...................  $   149,177  $     2,269  $     9,020  $   40,837
 Income Taxes...............  $       --   $       --   $       --   $      --

                See Notes to Consolidated Financial Statements.

                            TERRACE HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                ARE UNAUDITED)

(1) FINANCIAL STATEMENT PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

  The financial statements as of and for the year ended December 31, 1996 are presented on a consolidated basis and include Terrace Holdings, Inc. (formerly known as Bon Adventure Kosher Tours, Inc.) ("Terrace") and its wholly-owned subsidiaries, A&E Management Corp. ("A&E"), Prime Concern Kosher Foods, Inc. ("Prime") and The Lasko Companies ("Lasko") (collectively, the "Company"). The consolidated financial statements for the period ended December 31, 1995, include the results of operations, cash flows and changes in stockholders' equity for the twelve months then ended with respect to Terrace, A&E and Prime; and the results of operations, cash flows and changes in stockholders' equity from May 11, 1995 (date of inception) to December 31, 1995, with respect to Lasko. In July 1996, the Company disposed of all of the operating assets of Prime (See Note 15).

  As of December 31, 1996, the Company operates kosher Passover holiday vacation venues, kosher and non-kosher restaurants and a catering operation in southern Florida and New York.

  For the year ended December 31, 1995, the Company operated one Passover holiday vacation venue. In January 1996, the Company consummated an agreement to assume operation of the Passover vacation venues at the Fontainebleau ("Fontainebleau") Hilton Hotel, Miami Beach, the Rye Town ("Rye Town") Hilton Hotel, Rye, New York, and the Tamiment Resort & Conference Center ("Tamiment"), Tamiment, Pennsylvania. As a result, for the 1996 Passover holiday, the Company operated holiday vacations at four different locations. The contracts at the Fontainebleau and Rye Town expire after Passover 2002 and 1999, respectively. The contract to operate a Passover vacation at the Tamiment Hotel expired after the 1996 Passover holiday and has not been renewed for the 1997 Passover holiday.

  The designation of the Company's restaurants and Passover holiday vacation as "Kosher" means that all the foods are prepared in accordance with Jewish dietary laws. The ability of the Company to continue successfully to maintain Kosher status for its restaurants and holiday vacation venue is dependent upon its continued compliance with the requirements of Rabbinic certification. Loss of Kosher certification would have a materially adverse effect upon the Company.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Consolidation Policy--The accompanying consolidated financial statements as of December 31, 1996 and for the two years then ended, include the accounts of Terrace and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

  Cash and Cash Equivalents--Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The carrying amount of cash and cash equivalents approximates their fair value.

  Furniture, Fixtures and Equipment and Depreciation--Furniture, fixtures and equipment are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the related assets or the remaining lease term. The costs of repairs and maintenance are expensed as incurred.

  Concentration of Credit Risk--Financial instruments that potentially subject the Company to concentration of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions. At December 31, 1996, the Company had approximately $1,375,500 in a financial institution subject to normal credit risk beyond insured amounts.

                            TERRACE HOLDINGS, INC.

  The Company's restaurant and catering operation in Hollywood, Florida is leased. The landlord acts as a conduit between the Company and its customers, and collects the Company's accounts receivable. Amounts collected by the landlord are then disbursed to the Company. The Company's credit risk is limited by the financial strength of the landlord and it believes such credit risk to be limited. An allowance for doubtful accounts is deemed to be unnecessary based upon this assessment.

  The accounts receivable for the Company's other operations consist mostly of amounts due from credit card companies which are deemed financially sound.

  The Company purchases food and beverages from distributors which account for approximately 50% of total purchases. No formal contracts exist but the Company believes there is limited business vulnerability regarding this concentration of purchases as the supply is available from other sources.

  The hospitality industry is often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing facilities. In addition, factors such as inflation, increased food, labor and employee benefit costs and availability of experienced management and hourly employees may also adversely affect the hospitality industry in general and the Company's restaurants and holiday vacation venues in particular.

  The Company does not require collateral or other security to support financial instruments subject to credit risk.

  Advertising--The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the periods ended December 31, 1996 and 1995 amounted to $141,839 and $60,780, respectively.

  (Loss) Per Share--(Loss) per share of common stock is based on the weighted average number of common shares outstanding for each period presented. Such shares amounted to 3,312,500 and 1,791,643 for the years ended December 31, 1996 and 1995, respectively. Shares issuable upon the exercise of common stock purchase warrants and convertible preferred are excluded from the computations since the effect on net loss per common share would be anti-dilutive.

  Inventories--Inventories consist of food and beverages for the restaurant and catering operation and are stated at the lower of cost (determined by the first-in, first-out method) or market.

  Deferred Revenue--Deferred revenue consists of deposits collected for future vacations at the Kosher holiday vacation venues and deposits on hand for future catering events.

  Impairment--Certain long-term assets of the Company are reviewed at least annually as to whether their carrying value has become impaired, pursuant to guidance established in Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets." Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 1996, management expects these assets to be fully recoverable

(3) USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                            TERRACE HOLDINGS, INC.

(4) FAIR VALUE OF FINANCIAL INSTRUMENTS

  Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

  In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For cash and cash equivalents, trade receivables, trade payables, and related party balances, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities. It was estimated that the carrying amount of the Company's long-term debt approximated its fair value based on quoted market prices for similar issues.

(5) PROPERTY AND EQUIPMENT

  The following is a summary of furniture, fixtures and equipment:

                                                                       ESTIMATED
                                                                        USEFUL
                                                                         LIFE
                                                              -------- ---------
      Furniture, Fixtures and Equipment.....................  $451,030 5-7 Years
      Leasehold Improvements................................    27,481 3-5 Years
                                                              --------
      Total.................................................   478,511
      Less: Accumulated Depreciation and Amortization.......    85,770
                                                              --------
          Net...............................................  $392,741
                                                              ========

  Depreciation expense related to property and equipment amounted to $80,211 and $35,635 for the years ended December 31, 1996 and 1995, respectively.

(6) INTANGIBLE ASSETS

  In January 1996, the Company entered into an assignment agreement to operate Passover vacations at hotels located in Miami, Florida, Rye Town, New York and Tamiment, Pennsylvania. The Company paid $675,000 for these agreements. This amount net of accumulated amortization is included in intangible assets. The intangible assets are amortized over four to six years, the life of the related contracts. As stated in Note 11, the contract to operate a Passover vacation at the Tamiment Hotel expired after the 1996 Passover Holiday; therefore, the asset has been written off in its entirety. Amortization expense amounted to $259,875 for the year ended December 31, 1996.

  As a result of the Company's acquisitions during the current year, the Company recorded additional goodwill of $4,388,820 (See Note 17B). This amount is included in the net intangible asset of $4,719,570 at September 30, 1997.

                            TERRACE HOLDINGS, INC.

(7) NOTE PAYABLE

  At September 30, 1997, long-term debt consisted of the following:

Note payable in thirty-six monthly total installments of $6,583 including interest at 9.1% per annum through June 1999,
 collateralized by certain trucks.................................... $127,348
Notes payable in thirty-six monthly total installments of $1,154 including interest at 9.8% per annum through December 1999,
 collateralized by certain truck.....................................   27,875
Notes payable in thirty-six monthly total installments of $1,150 including interest at 9.8% per annum through December 1999,
 collateralized by certain truck.....................................   27,770
Notes payable in forty-eight monthly total installments of $541 including interest at 8.8% per annum through December 1997,
 collateralized by certain truck.....................................    1,599
Notes payable in eighteen monthly total installments of $5,556 plus interest of 2 1/2% above the variable interest rate per annum most recently announced by Norwest Bank, Minneapolis through February
 1999, collateralized by certain trucks..............................   94,444
                                                                      --------
Total................................................................  279,036
Less: Current Portion................................................  162,684
                                                                      --------
    Total............................................................ $116,352
                                                                      ========

  Long-term debt at September 30, 1997 matures as follows:

      1998............................................................. $162,684
      1999.............................................................  109,548
      2000.............................................................    6,804
      2001.............................................................      --
      Thereafter.......................................................      --
                                                                        --------
          Total........................................................ $279,036
                                                                        ========

(8) PUBLIC OFFERING

  In December 1995, the Company completed a public offering (the "Offering") of 1,437,500 units ("Units") of its securities at $3.75 per Unit.

  Each Unit consisted of one share of common stock and one redeemable common stock purchase warrant exercisable at $4.00 per share during the four year period commencing one year after the December 5, 1995 effective date of the Offering. The warrants are redeemable under certain conditions. The Offering resulted in net proceeds of approximately $4,347,000 to the Company. In connection with the Offering, the underwriter purchased an option from the Company to purchase up to 125,000 Units (each Unit identical to the Units sold in the Offering) and up to 16,500 shares of common stock. The option is exercisable for a four-year period commencing one year from the effective date of the Offering and entitles the underwriter to purchase each unit and each share of common stock at an exercise price of $4.50, subject to adjustment in certain events.

(9) INCOME TAXES

  Under generally accepted accounting principles, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Temporary differences include different tax and book bases of property and equipment. Generally accepted accounting principles requires the establishment of a deferred tax asset for all

                            TERRACE HOLDINGS, INC.

deductible temporary differences and operating loss carryforwards. The operating loss carryforwards at December 31, 1996, (assuming all operating loss carryforwards will be available) amount to approximately $1,550,000. Such loss carryforwards will expire at the rate of $350,000 in 2011 and $1,200,000 in 2010. At December 31, 1996, based on the amount of operating loss carryforwards, the Company would have a deferred tax asset of approximately $526,000. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance of $526,000 has been established. Accordingly, no deferred tax asset is reflected in these financial statements. Prior to the public offering (See Note 8), the Company was an "S" corporation, therefore there was no deferred tax or valuation allowance.

(10) RELATED PARTIES TRANSACTIONS

  During 1996, the Company paid off an outstanding loan due to a stockholder, which was payable on demand plus interest at the prime rate of a bank in Southern Florida. The interest rate on the loan was 8.5%. Interest expense related to this loan amounted to $7,667 and $15,123 for the periods ended December 31, 1996 and 1995, respectively.

(11) BRIDGE FINANCING--NON CASH FINANCE CHARGE

  During 1995, prior to the Offering, the Company received an aggregate of $400,000 in bridge loans. The loans were repaid from the proceeds of the Offering. Interest expense related to the loans amounted to approximately $16,300 for the year then ended.

  As additional consideration, solely for making the loans, the Company granted the lenders the right to receive an aggregate of 200,000 units ("Bridge Units") which were substantially similar to the units sold in the Offering. The Company valued these units at $1.87 per unit. This valuation represented a fifty percent discount from the $3.75 Offering price. Such discount was reflected due to restrictions imposed on the holders of the Bridge Units as to the salability of the Bridge Units issued. Accordingly, the statement of operations for the year ended December 31, 1995, includes a non-cash finance charge of $375,000.

(12) COMMITMENTS

  (A) Operating Leases--The Company conducts some of its operations using facilities classified as operating leases. These facilities are primarily restaurants and catering premises and office premises and vehicles, which expire during the next three years. The leases for the restaurant and office space contains renewal options set forth in the lease agreements.

  Annual rent for its restaurant and catering facility located in Hollywood, Florida, includes use of the entire premises, and is subject to increases for utility charges in excess of a stipulated amount.

  Future minimum rentals payments under the agreements are approximately as follows:

      YEAR ENDING
      DECEMBER 31,                                                       AMOUNT
      ------------                                                      --------
       1997...........................................................  $101,700
       1998...........................................................    84,700
       1999...........................................................     1,300
                                                                        --------
           Total......................................................  $187,700
                                                                        ========

                            TERRACE HOLDINGS, INC.

  Rent expense related to the leases for the years ended December 31, 1996 and 1995 was approximately $148,079 and $87,000, respectively.

  (B) Vacation Venues--In August 1992, the Company entered into a five-year contract with an unrelated resort in Southern Florida for exclusive rights to the entire premises for the Passover holiday seasons for 1993 through 1997. The contract includes a five-year renewal option which expired in January 1997. The guaranteed annual rental for the use of the resort is based on the 1993 holiday season minimum of $860,000 increased in each subsequent year by increases in the Consumer Price Index ("CPI"). The maximum increase in any one year is four percent. The estimated minimum payment under the contract, based on an anticipated annual increase in the CPI of two percent, is $950,000 for the year ended December 31, 1997.

  For the year ended December 31, 1995, the Company operated one Passover holiday vacation venue. In January 1996, the Company consummated an agreement to assume operation of the annual Passover vacation venues at the Fontainebleau Hilton Hotel ("Fontainebleau"), Miami Beach, the Rye Town Hilton Hotel ("Rye Town"), Rye, New York, and the Tamiment Resort & Conference Center ("Tamiment"), Tamiment, Pennsylvania. As a result, for the 1996 Passover holiday, the Company operated holiday vacations at four different locations. The contracts at the Fontainebleau and Rye Town expire after Passover 2002 and 1999, respectively. The agreements include guest room commitments of 250 and 80 rooms per year for the Fontainebleau and Rye Town, respectively. The contract to operate a Passover vacation at the Tamiment Hotel expired after the 1996 Passover holiday and has not been renewed for the 1997 Passover holiday.

  (C) Employment Agreements--Effective September 1, 1995, the Company entered into 5-year employment agreements with two executives, through August 31, 2000 for an aggregate base salary of $165,000 for the first two years, $220,000 for the third year, $265,000 for the fourth year and $300,000 in the fifth year.

  The employment agreements were amended on February 14, 1997. The amendment eliminates options in such agreements in consideration of the issuance of warrants to purchase 1,500,000 shares of the Company's common stock in connection with a business acquisition (See Note 17B). Additionally, the agreements were amended to provide that certain other benefits are made available to the executives.

(13) DESCRIPTION OF SECURITIES

  (A) Common Stock--The Company is authorized to issue 10,000,000 shares of common stock, par value $.001 per share.

  Holders of common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available therefrom, subject to any priority as to dividends for any preferred stock that may be outstanding. There currently is no preferred stock authorized or outstanding. Holders of common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of Directors.

  (B) Warrants--At December 31, 1996, the Company had outstanding warrants (the "Public Warrants") to purchase 1,762,500 shares of the Company's common stock at four dollars ($4.00) per share issued in conjunction with the public offering. The Public Warrants became exercisable, for a period of four years on December 5, 1996. Each Public Warrant is redeemable by the Company for $.05 per warrant, at any time after that date, upon thirty days' prior written notice under certain conditions.

  Additionally, at December 31, 1996, the Company had outstanding warrants (the "Bridge Warrants") to purchase 200,000 shares of its common stock at ten dollars ($10.00) per share. The terms and conditions of the

                            TERRACE HOLDINGS, INC.

Bridge Warrants (other than the exercise price) are identical to the terms and conditions of the Public Warrants (See Note 10).

(15) LOSS ON DISPOSAL

  In July 1996, the Company disposed of all of the operating assets of Prime, which operated a kosher delicatessen/fast food operation in Boca Raton, Florida incurring a loss of $129,826. Other subsidiaries of the Company continue to service customers in the restaurant and catering business.

(16) NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

  The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited, and early applications is not allowed. SFAS No. 125 is not expected to have a material impact on the Company. Some provisions of SFAS No. 125, which are unlikely to apply to the Company, have been deferred by the FASB.

  The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," in February 1997.

  SFAS No. 128 simplifies the earnings per share ("EPS") calculations required by Accounting Principles Board ("APB") Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to the fully diluted EPS of APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. Earnings per share will not materially change when SFAS No. 128 is adopted.

  SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

  The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

  The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements.

                            TERRACE HOLDINGS, INC.

The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations; financial position or cash flows.

(17) BUSINESS ACQUISITIONS

  (A) Incorporation of New Subsidiaries--On February 14, 1997, the Company incorporated The Lasko Family Kosher Tours, Inc., as a wholly-owned subsidiary for the purpose of managing and operating its Passover holiday vacations business. Accordingly, the Company's contracts related to that business segment have been assigned to this wholly-owned subsidiary. Additionally, on February 10, 1997, Deering Ice Cream ("Deering") (See Note 17B) was incorporated by the Company as a wholly-owned subsidiary.

  (B) Business Acquisitions--On February 17, 1997, the Company acquired all of the assets and related liabilities of DownEast. DownEast, with principal offices and plant located in Portland, Maine, manufactures and markets frozen desserts under the name Deering Ice Cream. Under the Agreement signed as of December 9, 1996, and as amended on February 7, 1997, the Company's new wholly-owned subsidiary, Deering Ice Cream, Inc. ("Deering") acquired such assets and related liabilities to continue the business of manufacturing and marketing frozen desserts.

  Such assets include all accounts receivable of the business, inventories, and certain furniture and equipment. The stated liabilities assumed were principally trade payables to suppliers of the business and certain long-term debt.

  In consideration for the acquisition, the Company issued to DownEast: (1) 918,900 shares of its common stock, valued at $763,836; and (2) Warrants to purchase 250,000 additional shares of the Company's Common Stock at an exercise price of $1.1875 per share, exercisable commencing February 17, 1997, through August 31, 2000, and (3) the Registrant also paid DownEast approximately $114,000 in cash.

  On February 17, 1997, the existing employment agreements for both Samuel H. Lasko, the Company's President, and Jonathan S. Lasko, the Company's Executive Vice President and Chief Operating Officer (collectively the "Laskos"), were amended to delete the provision which granted each of them performance based warrants to purchase 750,000 shares of the Company's Common Stock. In lieu thereof, Samuel and Jonathan Lasko each receive Warrants to purchase 375,000 shares of the Company's Common Stock at $1.1875 per share which Warrants are immediately exercisable at any time through August 31, 2000. In addition, the Laskos entered into an option agreement to purchase the businesses, assets or capital stock of three of the Company's wholly owned subsidiaries, The Lasko Family Kosher Tours, Inc., The Lasko Companies, Inc. and A&E Management, Inc. at the fair market value thereof to be independently determined. The option is exercisable for approximately three years commencing April 1, 1998 until February 17, 2001, or earlier under certain circumstances, is subject to shareholders' approval, and to receipt of an independent "fairness opinion" determining the option purchase price. If exercised, the disposal of these three wholly-owned subsidiaries will be accounted for as a divestment.

  On February 17, 1997, in connection with the Down East transaction, the Company issued; (i) warrants to purchase 250,000 shares of its Common Stock to Biltmore Securities, Inc. as its investment banking fee; and (ii) warrants to purchase 50,000 shares of its Common Stock to Bruce S. Phillips, a director of the Company, in recognition of his efforts successfully to negotiate and consummate this transaction. These warrants have an exercise price of $1.1875 exercisable commencing February 17, 1997, the closing date of the transaction, and expiring on August 31, 2000.

  On July 1, 1997, the Company consummated an Investment Banking Agreement with Biltmore Securities, Inc. having its principal business offices in Fort Lauderdale, Florida to perform services related to corporate

                            TERRACE HOLDINGS, INC.

finance and other matters. The consideration given by the Company for the acquisition of the above assets, consisted of Warrants to purchase 750,000 shares of Common Stock of the Company at a price of $4.00 per share, exercisable through and including December 4, 2000.

  The total cost of the acquired company was approximately $2,600,000.

  The acquisition will be accounted for as a purchase, effective January 1, 1997. The operations of Deering will be included in the Company's results of operations from that date.

  In connection with the business acquisition, the Company entered into an employment agreement with an executive who became the President and CEO of Deering. The three year renewable employment agreement provides for an annual base salary of $175,000 and certain other benefits including severance pay.

  On July 1, 1997, the Registrant acquired all of the assets and related liabilities of A One A Wholesale Produce, Inc. ("A One A") a Ft. Lauderdale, Florida based produce distributor that sells and distributes fresh fruit and vegetables to hotels, restaurants and other businesses in the southern Florida region.

  Under the agreement, A One A became a wholly-owned subsidiary of the Company.

  Such assets include all accounts receivable of the business, inventories, and certain furniture and equipment. The stated liabilities assumed were principally trade payables to suppliers of the business and certain long-term debt.

  In consideration for the acquisition, the Registrant issued to A One A 500,000 unregistered shares of the Company's common stock valued at $1,000,000. The asset purchase agreement also provides for contingent consideration based upon the achievement of specified earnings levels in future periods. The Registrant also paid A One A $3,130,000 in cash. The total cost of the acquired company was approximately $4,100,000 resulting in goodwill of $3,106,341.

  The acquisition was accounted for as a purchase, effective July 1, 1997. The operations of A One A will be included in the Registrant's results of operations from that date.

  The goodwill recorded for the acquisitions is to be amortized over 20 years using the straight-line method.

  In connection with the A-One-A acquisition, the Company entered into 5 year employment agreements, effective July 1, 1997, and ending July 30, 2002, with both Virgil D. Scarbrough and Scott Davis under which Messrs. Scarbrough and Davis will serve as Co-Chief Operating Officers of the Company's wholly-owned subsidiaries A-One-A Produce & Provision, Inc. and Terrace Fresh, Inc. Under their respective employment agreements, Messrs. Scarbrough and Davis each receive a annual base salary of $120,000.

  Also in connection with the A-One-A acquisition, the Company entered into an agreement to lease space for use as its principal offices and warehouse. The lease term is for five years with two five year options to extend expiring July 31, 2002 at an annual rental of $220,000. The Pompano Beach facility is owned by an affiliate of Messrs. Scarbrough and Davis. A lease for this facility was negotiated as part of the A-One-A acquisition. Under the lease, the Company has an option to purchase the land and building in Pompano Beach, Florida at a purchase price of $2,000,000 until December, 1998.

  The following pro forma information presents the results of the combined operations of Terrace Holdings, Inc. and Subsidiaries and A-One-A, treating the latter as if it were a subsidiary of the Registrant for the full period then ended. This pro forma information does not purport to be indicative of what would have occurred had the acquisitions been completed as of January 1, 1996 or results which may occur in the future.

                            TERRACE HOLDINGS, INC.

  Pro forma unaudited information:

                                   NINE MONTHS ENDED       TWELVE MONTHS ENDED
                                     SEPTEMBER 30,            DECEMBER 31,
                                ------------------------ -----------------------
                                   1997         1996        1996        1995
                                -----------  ----------- ----------- -----------
Total Revenues................. $11,754,992  $10,844,271 $14,497,109 $13,136,290
Net Profit (Loss).............. $  (138,297) $   212,271 $    30,364 $   619,773
Net (Loss) Per Share........... $      (.03) $       .06 $       .01 $       .19

(18) DISCONTINUED OPERATIONS

  (A) In November 1997, the Company adopted a formal plan to sell its Deering Ice Cream, Inc. subsidiary. The disposal occurred in December 1997. The assets of the Deering Ice Cream, Inc. subsidiary to be sold consist primarily of accounts receivable, inventories, property, plant and equipment and intangible assets.

  The estimated loss on the disposal of the discontinued operations of $2,607,228 (net of income tax benefit of $-0-) represents the estimated loss on the disposal of the assets of the Deering Ice Cream, Inc. subsidiary and a provision of $250,000 for expected operating losses during the phase-out period from October 1, 1997 through December 31, 1997.

  The estimated net proceeds on disposal of approximately $613,000, is included in "Other Receivables" at September 30, 1997.

  Operating results of the Deering Ice Cream, Inc. subsidiary for the nine months ended September 30, 1997 are included in the discontinued operations, in the accompanying income statement.

  Net sales of the Deering Ice Cream, Inc. subsidiary for September 30, 1997 was $5,154,824. This amount is not included in net sales in the accompanying income statements.

  Assets and liabilities of the Deering Ice Cream, Inc. subsidiary to be disposed of consisted of the following at September 30:

                                                                        1997
                                                                     ----------
      Accounts Receivable........................................... $1,005,604
      Inventories...................................................    996,765
      Property, Plant and Equipment--Net............................  1,584,990
      Intangible Assets--Net........................................    818,066
      Other.........................................................    431,964
                                                                     ----------
          Total Assets..............................................  4,837,389
                                                                     ----------
      Accounts Payable and Accrued Expenses.........................  1,599,252
      Notes Payable and Lines of Credit.............................  1,395,993
                                                                     ----------
          Total Liabilities.........................................  2,995,245
                                                                     ----------
      Net Assets Disposed of........................................ $1,842,144
                                                                     ==========

  Assets are shown at their expected net realizable values and short-term notes payable are shown at their face amounts.

  (B) In December 1997, the Company adopted a formal plan to sell its Hospitality subsidiary to a major shareholder. The disposal is anticipated in the first quarter of 1998. The assets of the Hospitality subsidiary to be sold consist primarily of accounts receivable, inventories, property, plant and equipment and intangible assets.

  The estimated loss on the disposal of the discontinued operations of $225,000 (net of income tax benefit of $-0-) represents the estimated loss on the disposal of the assets of the Hospitality subsidiary and a provision of

                             TERRACE HOLDINGS, INC.

$125,000 for expected operating losses during the phase-out period from October 1, 1997 through December 31, 1997.

  The estimated net proceeds on disposal of approximately $700,000, is included in "Other Receivables" at September 30, 1997.

  Operating results of the Hospitality subsidiary for the nine months ended September 30, 1997 are included in the discontinued operations, in the accompanying income statement. The income statements for 1996 and 1995 have been restated and operating results of the Hospitality subsidiary are also shown separately.

  Net sales of the Hospitality subsidiary for September 30, 1997 and December 31, 1996 were $4,556,539 and $5,497,130, respectively. This amount is not included in net sales in the accompanying income statements.

  Assets and liabilities of the Hospitality segment to be disposed of consisted of the following at September 30:

                                                                        1997
                                                                     ----------
      Accounts Receivable........................................... $  130,781
      Intangible Assets--Net........................................    330,750
      Other Current Assets..........................................    177,651
      Property, Plant and Equipment--Net............................    495,203
                                                                     ----------
          Total Assets..............................................  1,134,385
                                                                     ----------
      Accounts Payable and Accrued Expenses.........................    278,322
      Deferred Revenue..............................................     56,300
                                                                     ----------
          Total Liabilities.........................................    334,622
                                                                     ----------
          Net Assets to Be Disposed of.............................. $  799,763
                                                                     ==========

  Assets are shown at their expected net realizable values and payables and deferred revenue are shown at their face amounts.

  The December 31, 1996 balance sheet has not been restated.

(19) SUBSEQUENT EVENTS (UNAUDITED)

  Subsequent to September 30, 1997, the Registrant acquired all of the assets and related liabilities of Dry Dock Distributors, Inc. d/b/a Bay Purveyors, ("Bay Puveyors") a Miami, Florida based dry goods distributor sells and distributes dry goods and dairy goods to various restaurants and other business in the South Florida region.

  Such assets include all accounts receivable of the business, inventories and certain furniture and equipment. The stated liabilities assumed were principally trade payables to suppliers of the business and certain long term debt.

  In consideration for the acquisition, the Registrant paid Bay Purveyors $310,000.

  The acquisition will be accounted for as a purchase. The operations of Bay Purveyors will be included in the Registrant's results of operations next quarter.

  In August 1997, the Company guaranteed payment on a Loan and Security Agreement between Foothill Capital Corporation of Mechanicsville, Virginia and the Company's wholly-owned subsidiaries, Deering Ice Cream, Inc. and A-One-A Produce and Provisions, Inc. under which Foothill has provided revolving loans in a total amount of approximately $3,200,000, which were being used to refinance the principal accounts receivable

                            TERRACE HOLDINGS, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

and inventory financing currently in effect with respect to Deering Ice Cream, Inc., and also to provide for the ongoing working capital needs of A-One-A Produce and Provisions, Inc. In connection with the sale of the Deering subsidiary in December 1997, these loans were paid down in the amount of $1,396,913, leaving a principal balance of $1,400,000.

  In November 1997, the Company sold 200,000 shares of unregistered Common Stock to an unrelated party for $1.10 per share.

  In August, 1997, the Company completed a private placement to accredited investors of 1,352,500 units of its securities, each Unit consisting of one share of convertible Preferred Stock and two Preferred Warrants to purchase shares of the Company's Common Stock. Each share of Preferred Stock is convertible into two shares of the Company's Common Stock and each Preferred Warrant was issued on the exact same terms as that of the Public Warrants.

  In connection with the Company's August, 1997 placement of Preferred Units, the Company issued 156,325 Preferred Units to Biltmore Securities, Inc., and 15,000 Preferred Units to Westport Capital Markets, LLC.

  Pursuant to an offering memorandum dated July 7, 1997, the Company offered 1,750,000 units at $2 per unit, each unit consisting of one share of convertible preferred stock and two warrants, each to purchase one share of common stock at an exercise price of $4 per share. At September 30, 1997, 1,400,000 units were issued for $2,789,000 net of the cost of the offering.

(20) UNAUDITED INTERIM STATEMENTS

  The financial statements as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary to make the interim financial statements not misleading have been made. The result for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
 A One A Wholesale Produce, Inc.
 Pompano Beach, Florida

  We have audited the accompanying balance sheet of A One A Wholesale Produce, Inc. as of December 25, 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the two fiscal years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A One A Wholesale Produce, Inc. as of December 25, 1996, and the results of its operations and its cash flows for each of the two fiscal years in the period then ended in conformity with generally accepted accounting principles.

                                          Moore Stephens, P. C.
                                          Certified Public Accountants.

Cranford, New Jersey
October 2, 1997

                        A ONE A WHOLESALE PRODUCE, INC.

                                 BALANCE SHEETS

                                                        JUNE 30,    DECEMBER 25,
                                                          1997          1996
                                                       -----------  ------------
                                                       (UNAUDITED)
                       ASSETS:
                       -------
Current Assets:
  Cash................................................ $   61,430    $   65,901
  Accounts Receivable.................................  1,004,947     1,221,363
  Inventory...........................................    119,728       117,723
  Other Current Assets................................    108,871        40,048
  Due from Related Party..............................    111,703       157,694
                                                       ----------    ----------
    Total Current Assets..............................  1,406,679     1,602,729
                                                       ----------    ----------
Property and Equipment:
  Auto and Truck......................................    608,820       606,570
  Furniture, Fixtures and Equipment...................    299,573       272,455
  Leasehold Improvements..............................      5,576         5,576
                                                       ----------    ----------
  Totals--At Cost.....................................    913,969       884,601
  Less: Accumulated Depreciation and Amortization.....   (376,523)     (318,406)
                                                       ----------    ----------
    Property and Equipment--Net.......................    537,446       566,195
                                                       ----------    ----------
Other Asset:
  Security Deposits...................................      2,750         2,750
                                                       ----------    ----------
    Total Assets...................................... $1,946,875    $2,171,674
                                                       ==========    ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY:
        -------------------------------------
Current Liabilities:
  Accounts Payable and Accrued Expenses............... $  673,809    $  716,971
  Line of Credit......................................        --        150,000
  Current Portion Long-Term Debt......................     97,079        92,953
                                                       ----------    ----------
    Total Current Liabilities.........................    770,888       959,924
                                                       ----------    ----------
Long-Term Debt:
  Notes Payable.......................................    111,137       160,417
                                                       ----------    ----------
Commitments and Contingencies.........................        --            --
                                                       ----------    ----------
Stockholders' Equity:
  Common Stock, $1 Par, 1,000 Shares Authorized; 300
   Shares Issued and Outstanding......................        300           300
  Additional Paid-in Capital..........................        700           700
  Retained Earnings...................................  1,063,850     1,050,333
                                                       ----------    ----------
    Total Stockholders' Equity........................  1,064,850     1,051,333
                                                       ----------    ----------
    Total Liabilities and Stockholders' Equity........ $1,946,875    $2,171,674
                                                       ==========    ==========

                       See Notes to Financial Statements.

                        A ONE A WHOLESALE PRODUCE, INC.

                            STATEMENT OF OPERATIONS

                                 SIX MONTHS ENDED
                                     JUNE 30,                 YEARS ENDED
                              ------------------------  ------------------------
                                                         DECEMBER     DECEMBER
                                 1997         1996       25, 1996     27, 1995
                              -----------  -----------  -----------  -----------
                              (UNAUDITED)  (UNAUDITED)
Net Sales.................... $8,180,688   $7,563,087   $14,497,109  $13,136,290
Cost of Goods Sold...........  5,771,292    5,338,241    10,306,550    9,331,348
                              ----------   ----------   -----------  -----------
    Gross Profit.............  2,409,396    2,224,846     4,190,559    3,804,942
Selling, General and
 Administrative Expense......  1,883,273    1,902,568     3,806,666    3,139,560
                              ----------   ----------   -----------  -----------
  Income from Operations.....    526,123      322,278       383,893      665,382
                              ----------   ----------   -----------  -----------
Other Income (Expense):
  Interest Income............        --         1,183        10,306        3,327
  Interest Expense...........    (17,432)      (1,154)      (15,396)      (7,436)
                              ----------   ----------   -----------  -----------
    Total Other (Expense)
     Income..................    (17,432)          29        (5,090)      (4,109)
                              ----------   ----------   -----------  -----------
    Net Income............... $  508,691   $  322,307   $   378,803  $   661,273
                              ==========   ==========   ===========  ===========



                       See Notes to Financial Statements.

                        A ONE A WHOLESALE PRODUCE, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                            COMMON STOCK
                          ---------------- ADDITIONAL                 TOTAL
                          NUMBER OF         PAID-IN    RETAINED   STOCKHOLDERS'
                           SHARES   AMOUNT  CAPITAL    EARNINGS      EQUITY
                          --------- ------ ---------- ----------  -------------
Balance--December 27,
 1995....................    300     $300     $700    $  866,322   $  867,322
Net Income...............    --       --       --        378,803      378,803
Distribution to
 Stockholders............    --       --       --       (194,792)    (194,792)
                             ---     ----     ----    ----------   ----------
Balance--December 25,
 1996....................    300      300      700     1,050,333    1,051,333
Net Income...............    --       --       --        508,691      508,691
Distribution to
 Stockholders............    --       --       --       (495,174)    (495,174)
                             ---     ----     ----    ----------   ----------
Balance--June 30, 1997
 (Unaudited).............    300     $300     $700    $1,063,850   $1,064,850
                             ===     ====     ====    ==========   ==========



                       See Notes to Financial Statements.

                        A ONE A WHOLESALE PRODUCE, INC.

                            STATEMENTS OF CASH FLOWS

                                  SIX MONTHS ENDED
                                      JUNE 30,                YEARS ENDED
                               ----------------------  -------------------------
                                                       DECEMBER 25, DECEMBER 27,
                                  1997        1996         1996         1995
                               ----------- ----------  ------------ ------------
                               (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES:
 Net Income..................   $508,691    $322,307    $ 378,803    $ 661,273
                                --------    --------    ---------    ---------
 Adjustments to Reconcile Net
  Income to Net Cash Provided
  by Operating Activities:
 Depreciation and
  Amortization...............     58,117      29,674       82,290       60,263
 Loss on Sale of Fixed
  Assets.....................        --       20,179       30,719          --
 Bad Debt Expense............        --          --        42,266       42,675
Changes in Assets and
 Liabilities:
 (Increase) Decrease in:
  Accounts Receivable........    216,416     (89,387)    (244,023)    (208,023)
  Inventory..................     (2,005)    (12,422)      24,324      (55,423)
  Prepaid Expenses...........    (68,823)       (742)      (8,919)     (31,129)
  Notes Receivable--Related
   Party.....................        --       39,175       39,175      (39,175)
  Other Assets...............        --          --           --        (2,750)
  Due from Related Party.....     45,991     (46,715)     (34,279)    (123,410)
 Increase (Decrease) in:
  Accounts Payable and Other
   Accrued Expenses..........    (43,162)    (56,835)     (38,706)      48,929
                                --------    --------    ---------    ---------
   Total Adjustments.........    206,534    (117,073)    (107,153)    (308,043)
                                --------    --------    ---------    ---------
   Net Cash--Operating
    Activities...............    715,225     205,234      271,650      353,230
                                --------    --------    ---------    ---------
INVESTING ACTIVITIES:
 Acquisitions of Property and
  Equipment..................    (29,368)    (32,544)     (50,783)     (54,033)
                                --------    --------    ---------    ---------
FINANCING ACTIVITIES:
 Payments of Notes Payable...    (45,154)    (19,487)     (56,804)     (64,585)
 Distribution to
  Stockholders...............   (495,174)   (176,342)    (194,792)    (236,355)
 Proceeds from Lines of
  Credit.....................        --       25,000      150,000       50,000
 Payments of Lines of Credit.   (150,000)        --       (50,000)         --
 Payment of Notes Payable--
  Stockholders...............        --          --       (77,550)         --
                                --------    --------    ---------    ---------
   Net Cash--Financing
    Activities...............   (690,328)   (170,829)    (229,146)    (250,940)
                                --------    --------    ---------    ---------
   Net (Decrease) Increase in
    Cash.....................     (4,471)      1,861       (8,279)      48,257
Cash--Beginning of Periods...     65,901      74,180       74,180       25,923
                                --------    --------    ---------    ---------
Cash--End of Periods.........   $ 61,430    $ 76,041    $  65,901    $  74,180
                                ========    ========    =========    =========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOWS INFORMATION:
 Cash paid during the periods
  for:
 Interest....................   $ 18,432    $  1,154    $  14,302    $   7,436
 Income Taxes................   $    --     $    --     $     --     $     --
SUPPLEMENTAL SCHEDULE OF NON-
 CASH INVESTING ACTIVITIES:
 Equipment Acquired by
  Assuming Liability.........   $    --     $    --     $ 296,637    $  31,837


                       See Notes to Financial Statements.

                        A ONE A WHOLESALE PRODUCE, INC.

                         NOTES TO FINANCIAL STATEMENTS
 (INFORMATION AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                                ARE UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Description and Nature of the Company's Operations--A One A Wholesale Produce, Inc. (the "Company"), a Florida corporation, since December 1987, distributes fresh fruits and vegetables to various food service providers in the Southern Florida region.

  Fiscal Year--The Company's fiscal year ends on the Wednesday nearest to December 31. Both the 1996 and 1995 fiscal years included 52 weeks.

  Use of Estimates--The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgements. Actual results could differ from those estimates.

  Cash and Cash Equivalents--Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. The Company did not have any cash equivalents at December 25, 1996.

  Property and Equipment and Depreciation--Property and equipment are stated at cost. Depreciation is provided principally by the straight-line method over the estimated useful lives of the assets, which range from five to ten years. The costs of repairs and maintenance are expressed as incurred. Depreciation and amortization expense amounted to $82,290 and $60,263 for the years ended December 25, 1996 and December 27, 1995, respectively.

  Accounts Receivable and Bad Debts--The Company makes direct write-offs against income when specific accounts are determined to be uncollectible. While this method is not in conformity with generally accepted accounting principles ("GAAP"), the financial statement effect of the difference in methods is not material. In the opinion of management, the balance of trade accounts receivable at the balance sheet date is collectible. Bad debt expense for the years ended December 25, 1996 and December 27, 1995 was $42,266 and $42,675, respectively.

  Inventories--Inventories are recorded at the lower of cost or market. Cost is determined on the first-in, first-out basis ("FIFO"). Inventory consists of fresh fruit and vegetables.

  Advertising Expenses--The Company expenses advertising costs as incurred. Total advertising costs charged to expenses for the years ended December 31, 1996 and 1995 amounted to approximately $19,945 and $5,978, respectively.

(2) SIGNIFICANT RISKS AND UNCERTAINTIES

  Concentration of Credit Risk--Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from its normal business activities.

  The Company places its cash and cash equivalents with high credit quality financial institutions. At December 25, 1996, the Company had approximately $131,000 in a financial institution subject to normal credit risk beyond insured amounts.

  Regarding accounts receivable, the Company believes that credit risk is limited due to the large number of entities comprising the Company's customer base and the diversified industries in which the Company operates.

                        A ONE A WHOLESALE PRODUCE, INC.

As a consequence, the Company believes that its accounts receivable credit risk exposure is limited. The Company does not require collateral to support financial instruments subject to credit risk.

  Other Concentrations--The Company is subject to the Perishable Agricultural Commodities Act ("PACA") which regulates "commission merchants," "brokers" and "dealers" engaged in the business of shipping or receiving perishable agricultural commodities in interstate commerce. Currently, the Company maintains a PACA license to distribute fresh produce, fruits and vegetables. The ability of the Company to continue distribution and sales of its fresh produce, fruits and vegetables is dependent upon its continued compliance with the PACA statute. Loss of its PACA license would have a materially adverse effect on the Company.

(3) INCOME TAXES

  The Company is taxed under the provisions of Subchapter S (S corporation) of the Internal Revenue Code and for Florida tax purposes under applicable sections of the state income tax laws. These elections eliminate federal and state income taxes at the corporate level and profits are taxed directly to the Company's stockholders.

  In August 1997, the Company sold its assets and related liabilities to Terrace Holdings, Inc. ("THI"), a publicly-held company. As a result of the sale, the Company revoked its subchapter S status and changed its name to A One A Produce and Provisions, Inc. (See Note 10). The undistributed earnings will be reclassified to additional paid-in capital. No tax loss carryforwards will be available to the Company.

  Income as if the entity was taxable is as follows:

                                                              YEARS ENDED
                                                       -------------------------
                                                       DECEMBER 25, DECEMBER 27,
                                                           1996         1995
                                                       ------------ ------------
      Income Before Income Taxes......................   $378,803     $661,273
      Pro Forma Income Tax Effect.....................    151,521      264,509
                                                         --------     --------
          Pro Forma Net Income........................   $227,282     $396,764
                                                         ========     ========

(4) RELATED PARTIES

  The Company had sales with a related entity whose shareholders include shareholders of the Company. Sales with the related entity totaled $362,737 and $185,927 for the years ending December 25, 1996 and December 27, 1995, respectively.

  The Company also had purchases with the same related party totaling $979,139 and $547,788 for the years ending December 25, 1996 and December 27, 1995, respectively. The Company had net receivables of $157,694 (net of a payable of $38,783) due from the related party at December 25, 1996. Amounts represent accounts receivables net of payables which will be collected and paid during the normal course of business.

(5) LINE OF CREDIT

  The Company has a working capital line of credit with Suntrust Bank, South Florida, N.A. for $300,000 at a variable interest rate at .75% over the bank's prime-based rate. The working capital revolver is secured by a blanket lien on all of the Company's assets, excluding amounts due from affiliates of the Company. The principal was due in full on March 31, 1997. The Company used $150,000 of the working capital line of credit at December 25, 1996. The Company must maintain certain financial covenants during the term of the loan. The

                        A ONE A WHOLESALE PRODUCE, INC.

financial covenants require the Company to maintain a minimum net worth of $800,000, prohibit advances to shareholders and limit withdrawals or dividends paid to shareholders in the aggregate to 50% of the Company's net income for any given fiscal year.

(6) NOTES PAYABLE

  At December 25, 1996, long-term debt consisted of the following:

Note payable in thirty-six consecutive monthly total installments of
 $6,583 including interest at 9.1% per annum through June 1998, collateralized by certain trucks....................................  $176,030
Note payable in thirty-six consecutive monthly total installments of
 $1,154, including interest at 9.8% per annum through December 1998,
 collateralized by a certain truck...................................    35,889
Note payable in thirty-six consecutive monthly total installments of
 $1,150, including interest at 9.8% per annum through December 1998,
 collateralized by a certain truck...................................    35,755
Note payable in forty-eight consecutive monthly installments of $541, including interest at 8.8% per annum through December 1997
 collateralized by a certain truck...................................     5,696
                                                                       --------
Total Long-Term Debt.................................................   253,370
Less: Current Portion................................................   (92,953)
                                                                       --------
    Total............................................................  $160,417
                                                                       ========

  Long-term debt at December 25, 1996 matures as follows:

      1997............................................................. $ 92,953
      1998.............................................................   95,703
      1999.............................................................   64,714
                                                                        --------
          Total........................................................ $253,370
                                                                        ========

(7) LEASES

  The Company leases office and warehouse space under an operating leases, which was terminated on July 16, 1997. Under the termination agreement the Company does not have any additional obligation subsequent to the June rental payment.

  Minimum future rental payments under the above mentioned operating lease as of December 25, 1996 are as follows:

      YEAR ENDING
     DECEMBER 25,
     ------------
       1997............................................................ $66,060
                                                                        =======

  In addition, the Company is liable for its pro-rata share of increases in real estate taxes and escalations as provided in the lease agreements.

  Rent expense for the years ended December 25, 1996 and December 27, 1995 was $133,600 and $105,068, respectively.

                        A ONE A WHOLESALE PRODUCE, INC.

  In conjunction with the sale of the Company's assets and related liabilities, the Company moved into new facilities located in Pompano Beach, Florida (See Note 10).

(8) COMMITMENTS AND CONTINGENCIES

  Employment Agreements--On May 12, 1995, the Company entered into an employment agreement with a sales manager. The agreement commenced on June 5, 1995 and will terminate on June 12, 1998. The base compensation is $75,000 per annum and includes an annual incentive bonus.

  On November 27, 1995, the Company entered into an employment agreement with a dock supervisor the ("employee"). The compensation for services rendered under this agreement was $52,000 per annum. The term of this agreement was for a period of two years.

  The employee was terminated on September 16, 1997 and in accordance with the agreement, severance pay equal to eight weeks of the employee's base compensation was paid.

  Standby Letter of Credit--The Company has available a standby letter of credit in the amount of $100,000, which is being maintained as security for payments related to purchase of inventory. The letter of credit expires May 1, 1998 and is collateralized by a blanket lien on the Company's assets. At December 25, 1996, there was no balance due pursuant to the letter of credit.

(9) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure About Fair Value of Financial Instruments" which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

  In assessing the fair value of financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash and cash equivalents, related party and trade payables, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturities.

(10) SUBSEQUENT EVENTS

  (A) Sale of Business--On July 1, 1997, the Company sold its assets and related liabilities to Terrace Holdings, Inc. ("THI"), a publicly-held company. As consideration, THI paid cash of $3,130,000 and issued 500,000 shares of its common stock, par value valued at its average closing price for the full trading week prior to closing of $1,000,000. In connection with the sale, certain employment agreements were entered into between the Company's key executives and THI.

  In addition, the Company is leasing a facility under an operating lease with a lease term for ten years through June 30, 1997. The annual base rent for each year during the term is $209,004. The lease grants for a renewal option to extend the term for up to three additional renewal terms of five years with monthly rent equal to $17,417.

                        A ONE A WHOLESALE PRODUCE, INC.

  Minimum future rental payments under non-cancelable operating lease having remaining terms in excess of one year as of December 25, 1996 is as follows:

      1997........................................................... $   87,085
      1998...........................................................    209,004
      1999...........................................................    209,004
      2000...........................................................    209,004
      2001...........................................................    209,004
      Thereafter.....................................................  1,149,522
                                                                      ----------
          Total...................................................... $2,072,623
                                                                      ==========

  In connection with the acquisition, the Company entered into five year employment agreements through July 30, 2002, with both Virgil D. Scarborough and Scott Davis who will serve as co-chief operating officers. Under their respective agreements, each officer will receive an annual base salary of $120,000.

  (B) Other Concentrations--In October 1996, the Company become an associate member of a cooperative of independent distribution specialists ("Cooperative") which enables the Company to enter group negotiations which results in better pricing on purchases. During 1997, it is expected that purchases from the Cooperative will exceed 10% of the Company's total purchases. In December 1997, the Company became a full-time member of Pro*Act. Management believes that there is no business vulnerability regarding this concentration of purchases from the vendor as the produce is available from other sources.

  (C) Loan and Security Agreement--In August 1997, the Company guaranteed payment on a Loan and Security Agreement between Foothill Capital Corporation of Mechanicsville, Virginia and the Company's wholly-owned subsidiaries, Deering Ice Cream, Inc. and A-One-A Produce and Provisions, Inc. under which Foothill has provided revolving loans in a total amount of approximately $3,200,000, which were being used to refinance the principal accounts receivable and inventory financing currently in effect with respect to Deering Ice Cream, Inc., and also to provide for the ongoing working capital needs of A-One-A Produce and Provisions, Inc. In connection with the sale of the Deering subsidiary in December 1997, these loans were paid down in the amount of $1,396,913, leaving a principal balance of $1,400,000.

(11) NEW AUTHORITATIVE ACCOUNTING PRONOUNCEMENT

  The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities." SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. Earlier application is not allowed. The provisions of SFAS No. 125 must be applied prospectively; retroactive application is prohibited. Adoption on January 1, 1997 is not expected to have a material impact on the Company. The FASB deferred some provisions of SFAS No. 125, which are not expected to be relevant to the Company.

  The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

  The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and

                        A ONE A WHOLESALE PRODUCE, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)

requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

(12) UNAUDITED INTERIM STATEMENTS

  The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary to make the interim financial statements not misleading have been made. The result for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

                              . . . . . . . . . .

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Delaware law. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the extent permitted by Subsection 145 of the General Corporation Law of the State of Delaware, which authorizes a corporation to indemnify directors, officers, employees or agents of the Corporation in non-derivative suits if such party acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Subsection 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

  Reference is hereby made to the caption "Management--Limitation of Liability and Indemnification of Directors" in the Prospectus which is a part of this Registration Statement for a description of indemnification arrangements between the Company and its directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses of the distribution, all of which are to be borne by the Company, are as follows:

      SEC Registration Fee........................................... $ 10,000
      NASD Fee.......................................................    4,000
      NASDAQ Fees....................................................    4,000
      Transfer Agent Fees............................................    2,000
      Accounting Fees and Expenses...................................   50,000
      Legal Fees and Expenses........................................   40,000
      Printing and Engraving.........................................    5,000
      Miscellaneous..................................................    5,000
                                                                      --------
          Total...................................................... $120,000*
                                                                      ========

--------
*  All amounts are estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

  On February 17, 1997, the Company consummated an Asset Acquisition Agreement ("Agreement") acquiring all of the assets and related liabilities of DownEast Frozen Desserts, LLC ("DE"), a Delaware limited liability company unaffiliated with the Company, which manufactures and markets frozen desserts under the name Deering Ice Cream with its principal offices located in Portland, Maine. Under the Agreement signed as of December 9, 1996, and as amended as of February 7, 1997, the Company's wholly-owned subsidiary, Deering Ice Cream, Inc. ("Deering"), acquired such assets and related liabilities to continue the business of manufacturing and marketing frozen desserts.

  The consideration given by the Company for the acquisition of the above assets, arrived at through arms-length negotiations between the parties, consisted of: (1) 918,900 shares of the Company's Common Stock; (2) Warrants to purchase 250,000 additional shares of the Company's Common Stock at an exercise price of $1.1875 exercisable commencing February 17, 1997, the closing date of the transaction, and expiring on August 31, 2000, and (3) approximately $114,000.

  On February 17, 1997, the existing employment agreements for both Samuel H. Lasko, the Company's President, and Jonathan S. Lasko, the Company's Executive Vice President and Chief Operating Officer, were amended to delete the provision which granted each of them performance based warrants to purchase 750,000 shares of the Company's Common Stock. In lieu thereof, Samuel and Jonathan Lasko each received Warrants to purchase 375,000 shares of the Company's Common Stock at $1.1875 per share which Warrants are immediately exercisable at any time through August 31, 2000.

  On February 17, 1997, in connection with the DownEast transaction, the Company issued; (i) warrants to purchase 250,000 shares of its Common Stock to Biltmore Securities, Inc. as its investment banking fee; and (ii) warrants to purchase 50,000 shares of its Common Stock to Bruce S. Phillips, a director of the Company, in recognition of his efforts successfully to negotiate and consummate this transaction. These warrants have an exercise price of $1.1875 exercisable commencing February 17, 1997, the closing date of the transaction, and expiring on August 31, 2000.

  On February 17, 1997, in connection with the DownEast transaction, the Company issued 75,000 shares of its Common Stock to Barclay Partners, L.L.C. as an investment banker's or finder's fee.

  On July 1, 1997, the Company consummated an Investment Banking Agreement with Biltmore Securities, Inc. having its principal business offices in Fort Lauderdale, Florida to perform services related to corporate finance and other matters. The consideration given by the Company for the acquisition of the above assets, arrived at through arms-length negotiations between the parties, consisted of Warrants to purchase 750,000 shares of Common Stock of the Company at a price of four dollars ($4.00) per share, exercisable through and including December 4, 2000.

  In August, 1997, the Company consummated an Asset Acquisition Agreement, effective July 1, 1997, to acquire all of the assets and related liabilities of A-One-A Wholesale Produce, Inc. ("A One A"), a Florida-based produce distributor, unaffiliated with the Company, that sells and distributes fresh fruit and vegetables to hotels, restaurants, and other businesses in south and central Florida. Under the Agreement, A One A became a wholly-owned subsidiary of the Company.

  The consideration given by the Company for the acquisition of the assets acquired by Deering, arrived at through arms-length negotiations between the parties, was paid at closing and consisted of: (1) $3,130,000 in cash; and (2) 500,000, unregistered shares of the Company's Common Stock, par value $.001 per share.

  In August, 1997, the Company completed a private placement to accredited investors of 1,352,500 units of its securities, each Unit consisting of one share of convertible Preferred Stock and two Preferred Warrants to purchase shares of the Company's Common Stock. Each share of Preferred Stock is convertible into two shares of the Company's Common Stock and each Preferred Warrant was issued on the exact same terms as that of the Public Warrants.

  In connection with the Company's August, 1997 placement of Preferred Units, the Company issued 156,325 Preferred Units to Biltmore Securities, Inc., and 15,000 Preferred Units to Westport Capital Markets, LLC.

  In November, 1997, the Company sold 200,000 shares of unregistered Common Stock to Michael Feinberg the owner of The Club at Emerald Hills, Hollywood, Florida, at $1.10 per share.

  Each of the foregoing transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of the Section 4(2) thereof as not involving any public offering. With respect to each transaction, no person acting on the Company's behalf offered or sold the securities by means of any form of general solicitation or general advertising.

ITEM 27.EXHIBITS.

  3.1  Certificate of Incorporation of Terrace Holdings, Inc.*
  3.2  By-laws of Terrace Holdings, Inc.*
  3.3  Agreement of Merger dated September 7, 1995 between Bon Adventure Kosher
       Tours, Inc. and Terrace Holdings, Inc.*
  3.4  Certificate of Ownership and Merger of Bon Adventure Kosher Tours, Inc.
       into Terrace Holdings, Inc.*
  3.5  Certificate of Incorporation of A&E Management Corp.*
  3.6  By-laws of A&E Management Corp.*
  3.9  Certificate of Incorporation of The Lasko Companies, Inc.*
  3.10 By-laws of The Lasko Companies, Inc.*
  3.11 Certificate of Incorporation of A One A Produce & Provisions, Inc.
  3.12 By-laws of A One A Produce & Provisions, Inc.
  3.13 Certificate of Incorporation of Terrace Fresh, Inc.
  3.14 By-laws of Terrace Fresh, Inc.
  4.1  Form of Specimen Preferred Stock Certificate**
  4.2  Form of Specimen Preferred Warrant Certificate**
  4.3  Form of Specimen Common Stock Certificate*
  4.4  Form of Specimen Warrant Certificate*
  4.5  Form of Underwriter's Purchase Option*
  4.6  Form of Warrant Agreement*
  5.1  Opinion of Fishman, Merrick, Miller, Genelly, Springer, Klimek &
       Anderson P.C., regarding the legality of the securities being registered**
 10.1  Form of Employment Agreement, dated September 1, 1995 between Terrace
       Holdings, Inc. and Samuel Lasko*
 10.2  Amendment to Employment Agreement, dated February 17, 1997, between
       Terrace Holdings, Inc. and Samuel H. Lasko
 10.3  Form of Employment Agreement, dated September 1, 1995, between Terrace
       Holdings, Inc. and Jonathan Lasko*
 10.4  Amendment to Employment Agreement, dated February 17, 1997, between
       Terrace Holdings, Inc. and Jonathan S. Lasko
 10.5  Employment Agreement, dated September   , 1997, between Terrace
       Holdings, Inc. and Scott Davis**
 10.6  Employment Agreement, dated September   , 1997, between Terrace
       Holdings, Inc. and Virgil Scarbrough**
 10.7  Employment Agreement, dated September   , 1997, between Terrace
       Holdings, Inc. and Kenneth Cohen**
 10.8  Agreement between Bonaventure Resort & Spa and Bon Adventure Kosher
       Tours, Inc.*
 10.9  Agreement for Lease dated October 20, 1993 relating to premises at The
       Club of Emerald Hills*
 10.10 Lease Agreement, dated May 10, 1995, as amended, between The Hemispheres
       Condominium Association, Inc. and The Lasko Companies, Inc. relating to a portion of The Hemispheres Ocean Club, 1960 South Ocean Drive,
       Hallandale, Florida*

 10.14 Investment Banking Agreement, dated July 1, 1997 between Terrace
       Holdings, Inc. and Biltmore Securities, Inc.**
 10.16 Agreement to Assign and Other Matters, dated January 16, 1996, between
       Terrace Holdings, Inc. and International Tours and Catering by
       Ambassador, Inc.
 10.17 Asset Acquisition Agreement, dated December 9, 1996 and Amended February
       17, 1997, between Terrace Holdings, Inc. and DownEast Frozen Desserts,
       LLC***
 10.18 Asset Acquisition Agreement, dated July 6, 1997 between Terrace
       Holdings, Inc. and A One A Wholesale Produce, Inc.**
 10.19 Stock Purchase Agreement, dated December   , 1997, between Terrace
       Holdings, Inc. and Virgil Scarbrough and Scott Davis**
 10.20 Sale of Assets Agreement, dated September 1, 1997, between Terrace
       Holdings, Inc. and Bay Purveyors**
 10.21 Guaranty dated August 7, 1997, by Terrace Holdings, Inc. in favor of
       Foothill Capital Corporation**
 21.1  Subsidiaries of the Registrant
 23.1  Consent of Moore Stephens, P.C. (See page II-7)
 23.2  Consent of Fishman, Merrick, Miller, Genelly, Springer, Klimek &
       Anderson P.C. (included in Exhibit 5.1)**
 24.1  Power of Attorney with respect to certain signatures in the Registration
       Statement****

--------
* Incorporated by reference to the Company's Registration Statement filed in connection with an initial public offering on December 5, 1995, SEC File No. 33-96892-A.
**To be filed by Amendment.
*** Incorporated by reference to the 8-K filed by the Company on March 4, 1997 in connection with the Company's purchase of substantially all the assets of DownEast Frozen Desserts, Inc. on February 17, 1997.
**** See Page II-       of this Registration Statement.

ITEM 28. UNDERTAKINGS.

  1. The undersigned Registrant hereby undertakes:

    (a) to file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

      (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) include any additional or changed material information on the plan of distribution.

    provided, however, paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Securities Exchange Act of 1934.

    (b) that for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (e) if the Registrant relies on Rule 430A under the Securities Act, the Registrant will:

      (i) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or
    (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declares it effective;

      (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

  2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOLLYWOOD, STATE OF FLORIDA, ON THE 28TH DAY OF JANUARY, 1998.

                                          Terrace Holdings, Inc.

                                             /s/ Samuel H. Lasko
                                          By: _________________________________
                                             Samuel H. Lasko
                                             President

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS SAMUEL H. LASKO HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION FOR HIM IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT ON FORM SB-2 AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


        /s/ Samuel H. Lasko          President, Principal           January 28, 1998
____________________________________  Financial and Accounting
          Samuel H. Lasko             Officer and Director

       /s/ Jonathan S. Lasko         Executive Vice-President,      January 28, 1998
____________________________________  Secretary, Chief Operating
         Jonathan S. Lasko            Officer and Director

                                     Director                                 , 1998
____________________________________
         Bruce S. Phillips

         /s/ Steven Shulman          Director                       January 28, 1998
____________________________________
           Steven Shulman

                                     Director                                 , 1998
____________________________________
        Bernard Rubin, M.D.

         /s/ Richard Power           Director                       January 28, 1998
____________________________________
           Richard Power


                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement
of Terrace Holdings, Inc. on Form SB-2 (File No.   ), of our report dated
February 17, 1997, on our audits of the consolidated financial statements of Terrace Holdings, Inc. as of December 31, 1996, and for the two years then ended, which report was included in the Annual Report on Form 10-K. We also consent to the inclusion in this Registration Statement of our report dated October 2, 1997, on our audits of the financial statements of A One A Wholesale Produce, Inc. as of December 25, 1996 and for the two years then ended. We also consent to the reference to our firm under the headings "Experts."


                                          /s/ Moore Stephens, P.C.

                                          Moore Stephens, P.C.
                                          Certified Public Accountants.

Cranford, New Jersey
January 28, 1998

                                                      REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    EXHIBITS

                                       TO

                                   FORM SB-2

                             REGISTRATION STATEMENT

                                       OF

                             TERRACE HOLDINGS, INC.

                               ----------------

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON             , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 EXHIBIT INDEX

                                                                   SEQUENTIAL
  EXHIBIT                                                             PAGE
  NUMBER                          DOCUMENT                           NUMBER
  -------                         --------                         ----------

           Certificate of Incorporation of A One A Produce &
  3.11     Provisions, Inc.
  3.12     By-laws of A One A Produce & Provisions, Inc.
  3.13     Certificate of Incorporation of Terrace Fresh, Inc.
  3.14     By-laws of Terrace Fresh, Inc.
 10.2      Amendment to Employment Agreement, dated February 17,
           1997, between Terrace Holdings, Inc. and Samuel H.
           Lasko
 10.4      Amendment to Employment Agreement, dated February 17,
           1997, between Terrace Holdings, Inc. and Jonathan S.
           Lasko
 10.16     Agreement to Assign and Other Matters, dated January
           16, 1996, between Terrace Holdings, Inc. and
           International Tours and Catering by Ambassador, Inc.
 21.1      Subsidiaries of the Registrant
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